Exhibit 4.20

GOLD FIELDS LIMITED

(Incorporated in the Republic of South Africa, Registration Number 1968/004880/06)

ZAR 10,000,000,000

Gold Fields Limited Domestic Medium Term Note Programme

Jointly and severally, unconditionally and irrevocably, guaranteed by the Guarantors

GFI Mining South Africa (Proprietary) Limited, Gold Fields Operations Limited, Gold Fields Orogen Holding (BVI) Limited and Gold Fields Holdings Company (BVI) Limited have agreed to jointly and severally, irrevocably and unconditionally, guarantee to Noteholders the due and punctual performance by Gold Fields Limited of all its payment obligations under the Notes. The Issuer accordingly wishes to amend the provisions of the Programme Memorandum dated 6 April 2009 (the “Previous Programme Memorandum”). With effect from the date of signature of this revised Programme Memorandum, this revised Programme Memorandum shall supersede the Previous Programme Memorandum.

Under this ZAR10,000,000,000 Gold Fields Limited Domestic Medium Term Note Programme (the “Programme”), Gold Fields Limited (the “Issuer”) may from time to time issue notes (the “Notes”), denominated in any currency agreed by the Issuer and the Relevant Dealer(s) (as defined below), subject to all applicable laws and, in the case of Notes listed on the bond market of the JSE Limited or its successor (the “JSE”), or such other or further exchange as may be determined by the Issuer and the Relevant Dealer(s), the rules of the JSE or such other or further exchange, that are subject to the terms and conditions (the “Terms and Conditions”) contained in this Programme Memorandum. Details of the Notes and any other terms and conditions not contained in the Terms and Conditions that are applicable to any Notes, replacing or modifying the Terms and Conditions, will be set forth in a pricing supplement (the “Applicable Pricing Supplement”).

Save as set out herein, the Notes will not be subject to any minimum or maximum maturity and the maximum aggregate Nominal Amount of all Notes from time to time outstanding will not exceed ZAR10,000,000,000 (or its equivalent in other currencies calculated as described herein).

Application has been made for this Programme to be registered on the bond market of the JSE. The Programme provides that Notes may be listed on the JSE, in accordance with the BESA Listing Disclosure Requirements, or such other or further exchange(s) as may be determined by the Issuer and the Relevant Dealer(s), subject to all applicable laws. Details of the Notes including, the aggregate Nominal Amount (as defined in the Terms and Conditions) of Notes, interest (if any) payable in respect of Notes, the issue price of Notes and any other terms and conditions not contained herein which are applicable to each Tranche (as defined in the Terms and Conditions) of Notes will be set forth in the Applicable Pricing Supplement which will be delivered to the JSE and the Central Securities Depository (as defined in the Terms and Conditions), or such other or further exchange(s) as maybe determined by the Issuer and the Relevant Dealer(s), on or before the date of issue of such Notes and the Notes may then be traded by or through members of the JSE or such other or further exchange, from the date specified in the Applicable Pricing Supplement. The Issuer may determine that a particular tranche of Notes will not be listed on the JSE or any other exchange. With respect to Notes that are not listed on the JSE, the placement of such unlisted Notes may be reported through the the JSE reporting system in order for the settlement of trades to take place in accordance with the electronic settlement procedures of the JSE and the Central Depository. In such event, the Applicable Pricing Supplement will be delivered to the JSE and the Central Depository. With respect to Notes that are not listed on the JSE and not to be settled through the electronic settlement procedures of the JSE and the Central Depository, no Applicable Pricing Supplement will be delivered to the JSE.

The holders of Notes that are listed on the JSE may claim against the BESA Guarantee Fund (in accordance with the rules of the BESA Guarantee Fund) only if such Notes are traded by or through members of the JSE in accordance with the rules and operating procedures for the time being of the JSE and the Central Depository. The holders of Notes that are not listed on the JSE will have no recourse against the BESA Guarantee Fund even if such Notes are settled through the electronic settlement procedures of the JSE and the Central Depository.

The Notes may be issued on a continuing basis and be placed by one or more of the Dealers specified under the section entitled “Summary of the Programme and the Terms and Conditions of the Notes” and any additional Dealer appointed under the Programme from time to time by the Issuer, which appointment may be for a specific issue or on an ongoing basis (each a “Dealer” and together the “Dealers”). References in this Programme Memorandum to the “Relevant Dealer” shall, in the case of Notes being (or intended to be) placed by more than one Dealer, be to all Dealers agreeing to place such Notes.

GFI Mining South Africa (Proprietary) Limited, Gold Fields Operations Limited, Gold Fields Orogen Holding (BVI) Limited and Gold Fields Holdings Company (BVI) Limited (each a “Guarantor” and together, the “Guarantors”) have jointly and severally, irrevocably and unconditionally, guaranteed to Noteholders the due and punctual performance by the Issuer of all its payment obligations under the Notes on the terms and conditions of the Guarantee as set out in the section of Programme Memorandum headed “The Guarantee”. It is recorded that the Guarantee issued by the Guarantors shall only be in respect of Notes issued on or after the date of this Programme Memorandum.

This Programme Memorandum will only apply to Notes issued under the Programme.

Arranger, Sponsor

Absa Capital, a division of Absa Bank Limited

Dealers

Absa Capital, a division of Absa Bank limited

Nedbank Capital (a division of Nedbank Limited)

Programme Memorandum dated 6 October 2009

The Issuer accepts responsibility for the information contained in this Programme Memorandum, except as may be otherwise stated. To the best of the knowledge and belief of the Issuer (who has taken all reasonable care to ensure that such is the case) the information contained in this Programme Memorandum does not contain any untrue statement of material fact, is not misleading in any material respect and does not omit to state any material fact necessary to make the statements, opinions and intentions expressed in this Programme Memorandum, in the context in which they are made, not misleading in any material respect. The Issuer accepts responsibility accordingly. Should the Issuer become aware of any information that is not true and accurate in all material respects, the Issuer will, for so long as any Notes in a Tranche remain outstanding and listed on the bond market of the JSE, publish a new Programme Memorandum or a supplement to this Programme Memorandum.

This document is to be read and construed with any amendment or supplement thereto (this document, as amended or supplemented, the “Programme Memorandum”) and in conjunction with any other documents which are deemed to be incorporated herein by reference (see the section entitled “Documents Incorporated by Reference”) and, in relation to any Tranche (as defined herein) of Notes, should be read and construed together with the Applicable Pricing Supplement. This Programme Memorandum shall be read and construed on the basis that such documents are incorporated into and form part of this Programme Memorandum.

The Arranger, the Dealer(s) and any of their respective affiliates, the JSE and other professional advisers named herein have not separately verified the information contained herein. Accordingly, no representation, warranty or undertaking, express or implied, is made and no responsibility is accepted by the Arranger, Dealer(s) and any of their affiliates, the JSE and other professional advisers named herein as to the accuracy or completeness of the information contained in this Programme Memorandum or any other information provided by the Issuer. The Arranger, the Dealer(s) and any of their respective affiliates, the JSE and other professional advisers named herein do not accept any liability in relation to the information contained in this Programme Memorandum or any other information provided by the Issuer in connection with the Notes and the Programme.

No person has been authorised by the Issuer to give any information or to make any representation not contained in or not consistent with this Programme Memorandum or any other document entered into in relation to the Programme or any other information supplied by the Issuer in connection with the issue and sale of the Notes and, if given or made, such information or representation must not be relied upon as having been authorised by the Issuer, the Guarantors, the Arranger, the Dealer(s) or other professional advisers named herein.

Neither this Programme Memorandum nor any other information supplied in connection with the Notes or Programme is intended to provide a basis for any credit or other evaluation, or should be considered as a recommendation by the Issuer, the Guarantors, the Arranger or the Dealers that any recipient of this Programme Memorandum or any other information supplied in connection with the Notes should subscribe for or purchase any Notes.

Each person contemplating the subscription for or purchase of any Notes should determine for itself the relevance of the information contained in this Programme Memorandum and should make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Issuer and its subscription for or purchase of Notes should be based upon any such investigation as it deems necessary. Neither this Programme Memorandum nor any Applicable Pricing Supplement nor any other information supplied in connection with the Notes constitutes an offer or invitation by or on behalf of the Issuer, the Guarantors, the Arranger or any of the Dealer(s) to any person to subscribe for or to purchase any Notes.

Neither the delivery of this Programme Memorandum nor any Applicable Pricing Supplement nor the offering, sale or delivery of any Note shall at any time imply that the information contained herein is correct at any time subsequent to the date hereof or that any other financial statements or other information supplied in connection with the Programme is correct as of any time subsequent to the date indicated in the document containing the same. The Arranger and the Dealer(s) expressly do not undertake to review the financial condition or affairs of the Issuer during the life of the Programme. Potential investors should review, inter alia, the most recent financial statements of the Issuer when deciding whether or not to subscribe for or purchase any Notes.

The Notes will be obligations of the Issuer. Each Guarantor has, jointly and severally, irrevocably and unconditionally, guaranteed to Noteholders the due and punctual performance by the Issuer of all of its payment obligations under the Notes. The Notes will not be obligations of, or the responsibility of, or guaranteed by the Arranger or the Dealers. No liability whatsoever in respect of any failure by the Issuer or the Guarantors to pay any amount due under the Notes shall be accepted by the Arranger or the Dealers.

Neither this Programme Memorandum nor any Applicable Pricing Supplement constitutes an offer to sell or the solicitation of an offer to buy or an invitation to subscribe for or purchase any Notes. The distribution of this Programme Memorandum and any Applicable Pricing Supplement and the issue, sale or offer of Notes may be restricted by law in certain jurisdictions. Persons into whose possession this Programme Memorandum or any Applicable Pricing Supplement or any Notes come are required by the Issuer, the Guarantors, the Arranger and the Dealer(s) to inform themselves about, and observe any such restrictions. For a description of certain restrictions on offers, sales and deliveries of Notes and on the distribution of this Programme Memorandum and any Applicable Pricing Supplement and other offering material relating to the Notes, see the section of this Programme Memorandum entitled “Subscription and Sale”.

No one of the Issuer, the Guarantors, the Arranger, the Dealer(s) and other professional advisers named herein represents that this Programme Memorandum may be lawfully distributed, or that any Notes may be lawfully offered, in compliance with any applicable registration or other requirements in any such jurisdiction, or pursuant to an exemption available thereunder, or assumes any responsibility for facilitating any such distribution or offering. In particular, no action has been taken by the Issuer, the Guarantors, the Arranger, the Dealer(s) or other professional advisers which would permit a public offering of any Notes or distribution of this document in any jurisdiction where action for that purpose is required. Accordingly, no Notes may be offered or sold, directly or indirectly, and neither this Programme Memorandum nor any advertisement or other offering material may be distributed or published in any jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations and the Dealers have represented that all offers and sales by them will be made on the same terms.

The price/yield and amount of the Notes to be issued under this Programme will be determined by the Issuer, the Guarantors, the Arranger and Relevant Dealer(s) at the time of issue in accordance with the prevailing market conditions.

The Notes have not been and will not be registered under the United States Securities Act of 1933 (as amended) (the “Securities Act”). Notes may not be offered, sold or delivered within the United States or to U.S. persons except in accordance with Regulation S under the Securities Act.

All references in this document to “Rands”, “ZAR”, “South African Rand”, “R” and “cent” refer to the currency of the Republic of South Africa, to “U.S.$ or $” to the currency of the United States of America and to “Euro” or “€” to the single currency introduced at the start of the third stage of European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended.

In connection with the issue and distribution of any Tranche of Notes, the Issuer or a Dealer disclosed as the approved stabilisation manager, if any, (the “Stabilisation Manager”) in the Applicable Pricing Supplement may, to the extent permitted by applicable laws and regulations, over-allot or effect transactions with a view to supporting the market price of the Notes of which such Tranche forms a part at a level higher than that which might otherwise prevail for a limited period after the Issue Date. However, there may be no obligation on the Stabilisation Manager to do this. Such stabilising, if commenced, may be discontinued at any time and must be brought to an end after a limited period and the price/yield and amount of Notes to be issued under this Programme will be determined by the Issuer and each Dealer at the time of issue in accordance with the prevailing market conditions.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents shall be deemed to be incorporated in, and to form part of, this Programme Memorandum:

(a)	all amendments and supplements to this Programme Memorandum prepared from time to time in accordance with the terms of the Programme Agreement dated 6 October 2009 (the “Programme Agreement”);

(b)	in respect of any issue of Notes under the Programme the audited annual financial statements, and the notes thereto, of the Issuer for its three financial years prior to the date of such issue and the most recent quarterly audited financial statements, and the notes thereto, of the Issuer;

(c)	the annual Mineral Resource and Ore Reserve Statement of the Issuer, prepared as a stand-alone document or as incorporated in the Issuer’s annual report to shareholders as per the listing requirements of the JSE, as the case may be;

(d)	Item 3 (which sets out key information in relation to the Issuer) and Item 4 (which sets out general information in relation to the Issuer) of the Form 20-F filed by the Issuer with the United States Securities and Exchange Commission, pursuant to the United States Securities Exchange Act of 1934, as amended;

(e)	the Guarantee issued by the Guarantors in favour of the Noteholders;

(f)	the Programme Agreement, the Agency Agreement and the Operations and Procedures Memorandum, as each such document may be amended from time to time in accordance with its respective terms; and

(g)	the Applicable Pricing Supplement relating to any Tranche of Notes issued under the Programme,

save that any statement contained in this Programme Memorandum or in any of the documents incorporated by reference in and forming part of this Programme Memorandum shall be deemed to be modified or superseded for the purpose of this Programme Memorandum to the extent that a statement contained in any document subsequently incorporated by reference modifies or supersedes such earlier statement (whether expressly, by implication or otherwise).

The Issuer will make available for inspection, during normal office hours, at its registered office, the details of which are set out at the end of this Programme Memorandum, without charge, to each person to whom a copy of this Programme Memorandum has been delivered, upon request of such person, a copy of any or all of the documents which are incorporated herein by reference, as such documents may be modified or superseded. Requests for such documents should be directed to the Issuer at its registered office as set out at the end of this Programme Memorandum. The documents listed in (b) to (d) above are also available on the Issuer’s website, www.goldfields.co.za.

Any statement contained in this Programme Memorandum or in any document which is incorporated by reference into this Programme Memorandum will be deemed to be modified or superseded for the purposes of this Programme Memorandum to the extent that a statement contained in any such subsequent document which is deemed to be incorporated by reference into this Programme Memorandum modifies or supersedes such earlier statement (whether expressly, by implication or otherwise).

The Issuer will, for so long as any Notes in a Tranche remain outstanding and listed on the bond market of the JSE, publish a new Programme Memorandum or a supplement to this Programme Memorandum, as the case may be, if:

a)	a change in the condition (financial or otherwise) of the Issuer or a Guarantor has occurred which is material in the context of the Notes; or

b)	an event has occurred which affects any matter contained in this Programme Memorandum, the disclosure of which would reasonably be required by Noteholders and/or potential investors in the Notes; or

c)	any of the information contained in this Programme Memorandum becomes outdated in a material respect; or

d)	this Programme Memorandum no longer contains all the materially correct information required by the Applicable Procedures;

provided that, in the circumstances set out in paragraphs (c) and (d) above, no new Programme Memorandum or supplement to this Programme Memorandum, as the case may be, is required in respect of the Issuer’s or any Guarantor, annual financial statements if such annual financial statements are incorporated by reference into this Programme Memorandum and such annual financial statements are published, as required by the Companies Act, and submitted to the JSE within six months after the financial year end of the Issuer and such Guarantor.

Any such new Programme Memorandum or Programme Memorandum as supplemented, as the case may be, will be deemed to have substituted the previous Programme Memorandum from the date of issue of the new Programme Memorandum or Programme Memorandum as supplemented, as the case may be.

GENERAL DESCRIPTION OF THE PROGRAMME

Under the Programme, the Issuer may from time to time issue Notes denominated in the currency specified in the Applicable Pricing Supplement. The applicable terms of any Notes will be set out in the Terms and Conditions incorporated by reference into the Notes, as modified and supplemented by the Applicable Pricing Supplement relating to the Notes and any supplement to this Programme Memorandum.

This Programme Memorandum and any supplement will only be valid for listing Notes on the bond market of the JSE and/or any other exchange or unlisted notes in an aggregate Nominal Amount which, when added to the aggregate Nominal Amount then outstanding of all Notes previously or simultaneously issued under the Programme, does not exceed ZAR 10,000,000,000 or its equivalent in other currencies. For the purpose of calculating the South African Rand equivalent of the aggregate amount of Notes issued under the Programme from time to time:

(a)	the South African Rand equivalent of Notes denominated in another Specified Currency (as detailed in the Applicable Pricing Supplement in the Terms and Conditions) shall be determined as of the date of agreement to issue such Notes (the “Agreement Date”) on the basis of the spot rate for the sale of the South African Rand against the purchase of such Specified Currency in the South African foreign exchange market quoted by any leading bank selected by the Issuer on the Agreement Date;

(b)	the South African Rand equivalent of Index-Linked Notes (each as defined in the Terms and Conditions) shall be calculated by reference to the original Nominal Amount of such Notes;

(c)	the South African Rand equivalent of Zero Coupon Notes (as defined in the Terms and Conditions) and other Notes issued at a discount or premium shall be calculated by reference to the net subscription proceeds received by the Issuer for the relevant issue; and

(d)	the South African Rand equivalent of Partly-Paid Notes (as defined in the Terms and Conditions) shall be calculated by reference to the Nominal Amount regardless of the amount paid up on such Notes.

In the event that the Issuer issues unlisted Notes, or any Notes are listed on any exchange other than the JSE, the Issuer shall, no later than the last day of the month of such issue, inform the JSE in writing of the aggregate Nominal Amount and Maturity Date in respect of such Notes.

From time to time the Issuer may wish to increase the maximum aggregate Nominal Amount of the Notes that may be issued under the Programme. Subject to the requirements of the JSE and/or any such other financial exchange or exchanges on which Notes may be listed and subject to applicable law, the Issuer may, with the consent of all the Guarantors but without the consent of Noteholders, in accordance with the terms of the Programme Agreement, increase the maximum aggregate Nominal Amount of the Notes that may be issued under the Programme by delivering a notice thereof to Noteholders and the relevant exchange on which Notes are listed in accordance with Condition 17 of the Terms and Conditions. Upon such notice being given, all references in this Programme Memorandum or any other agreement, deed or document in relation to the Programme, to the aggregate Nominal Amount of the Notes, shall be and shall be deemed to be references to the increased maximum aggregate Nominal Amount.

To the extent that Notes may be listed on the JSE, the JSE’s approval of the listing of the Notes is not to be taken in any way as an indication of the merits of the Issuer or any Notes. The JSE has not verified the accuracy and truth of the contents of the Programme and to the extent permitted by law, the JSE will not be liable for any claim of whatsoever kind.

Claims against the BESA Guarantee Fund may only be made in respect of all trading of Notes on the bond market of the JSE and in accordance with the rules of the BESA Guarantee Fund.

For the purposes of the Programme, the BESA Guarantee Fund means the fund originally set up during 1995 under section 17(1)(n) of the Financial Markets Control Act, No. 55 of 1989 (repealed by Section 117 of the Securities Services Act).

Each Guarantor has, in terms of the Guarantee, jointly and severally, irrevocably and unconditionally, guaranteed the performance by the Issuer of its payment obligations under the Notes to the Noteholders, on the terms and conditions contained in the Guarantee. The obligations of each

Guarantor under the Guarantee constitute unconditional, unsubordinated and unsecured principal obligations of each Guarantor and will rank (subject to any obligations mandatorily preferred by law applying to companies generally in the jurisdiction of its incorporation) at least pari passu with all other unsecured and unsubordinated obligations of such Guarantor.

SUMMARY OF THE PROGRAMME AND THE TERMS AND CONDITIONS OF THE NOTES

The following summary does not purport to be complete and is taken from, and is qualified in its entirety by, the remainder of this Programme Memorandum and, in relation to the Terms and Conditions of any particular Tranche of Notes, the Applicable Pricing Supplement. Words and expressions defined in the “Terms and Conditions of the Notes” below shall have the same meanings in this summary.

Issuer	Gold Fields Limited (Registration Number 1968/004880/06);

Guarantors	GFI Mining South Africa (Proprietary) Limited (Registration Number 2002/031431/07), Gold Fields Operations Limited (Registration Number 1959/003209/06), Gold Fields Orogen Holding (BVI) Limited (Registration Number 184982) and Gold Fields Holdings Company (BVI) Limited (Registration Number 651406);

Arranger	Absa Capital, a division of Absa Bank Limited (“Absa Capital”);

Dealers	Absa Capital, Nedbank Capital and/or such other person specified in the Applicable Pricing Supplement as Dealer;

Paying Agent	Absa Capital, or in relation to a particular Tranche or Series of Notes, such other person specified in the Applicable Pricing Supplement as Paying Agent;

Description of Programme	ZAR 10,000,000,000 Domestic Medium Term Note Programme;

Initial Programme Amount	Up to ZAR 10,000,000,000 (or its equivalent in other currencies calculated on the Agreement Date as described herein) outstanding at any time. The maximum aggregate Nominal Amount permitted to be outstanding at any time under the Programme may be increased from time to time, in accordance with the terms of the Programme Agreement;

Blocked Rand	Blocked Rand may be used to purchase Notes, subject to the Exchange Control Regulations;

Calculation Agent	Absa Capital or in relation to any particular Tranche or Series of Notes, such other person specified in the Applicable Pricing Supplement as the Calculation Agent;

Central Depository	Strate Limited (Registration Number 1998/022242/06), registered as a central securities depository or its nominee operating in terms of the Securities Services Act, 2004, or such additional, alternative or successor central securities depository as may be agreed between the Issuer and the Relevant Dealer(s) and the JSE;

Certain Restrictions	Each issue of Notes denominated in a currency in respect of which particular laws, guidelines, regulations, restrictions or reporting requirements apply will only be issued in circumstances which comply with such laws, guidelines, regulations, restrictions or reporting requirements from time to time (see section entitled “Subscription and Sale”);

Clearing and Settlement	Listed Notes will be cleared and settled in accordance with the rules of the JSE and the Central Depository provided that in the event that such Notes are listed on other exchange(s), the rules of such exchange(s) will apply with regards to the clearing and settling of Notes. Listed Notes have been accepted for clearance through the Central Depository, which forms part of the the JSE clearing system that is managed by the Central Depository and may be accepted for clearance through any additional clearing system as may be agreed between the JSE and the Issuer. The placement of unlisted Notes may be reported through the the JSE reporting system in order for the settlement of trades to take place in accordance with the electronic settlement procedures of the JSE and the Central Depository. As at the date of this Programme Memorandum, the Settlement Agents are Absa Bank Limited, FirstRand Bank Limited, Nedbank Limited, The Standard Bank of South Africa Limited and the South African

Reserve Bank. Euroclear Bank S.A.N.V. as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (Clearstream Luxembourg) (“Clearstream”) may hold Notes through their Settlement Agent;

Currency	South African Rand (“ZAR”) or as specified in the Applicable Pricing Supplement;

Cross-Default	The terms of the Notes will contain a cross-default provision as further described in Condition 15.4;

Denomination	Notes will be issued in such denominations as may be agreed by the Issuer and the Relevant Dealer(s), and as indicated in the Applicable Pricing Supplement save that the minimum denomination of each Note will be such as may be allowed or required from time to time by the relevant central bank or regulator (or equivalent body) or any laws or regulations applicable to the relevant Specified Currency, as defined in the Applicable Pricing Supplement;

Distribution	Notes may be distributed by way of private placement or any other means permitted under South African law, and in each case on a syndicated or non-syndicated basis as may be determined by the Issuer and the Relevant Dealer(s) and reflected in the Applicable Pricing Supplement;

Form of Notes	Notes will be issued in the form of Registered Notes, as described in the section entitled “Form of the Notes”. In the case of Registered Notes which are listed on the bond market of the JSE or, if not listed but are reported through the electronic settlement procedures of the bond market of the JSE and the Central Depository, each such Tranche of Notes will initially be evidenced by a Global Certificate, which shall be deposited before its Settlement Date with the Central Depository and registered in the name of the nominee of the Central Depository or may be issued as an Uncertificated Note. Beneficial Interests in Notes evidenced by a Global Certificate or Uncertificated Note will not be exchangeable for Individual Certificates except in the circumstances described in this Programme Memorandum;

Governing Law	The Notes will be governed by and construed in accordance with the laws of the Republic of South Africa in force from time to time;

Interest Period(s)/ Interest Payment Date(s)	Such period(s) or date(s) as specified in the Applicable Pricing Supplement;

Issue and Transfer Taxes	No stamp duty, uncertificated securities tax or any similar tax is payable in respect of the issue or transfer of interest-bearing Notes under current South African law;

Issue Price	Notes may be issued on a fully-paid or a partly-paid basis and at their Nominal Amount or at a discount or premium to their Nominal Amount as specified in the Applicable Pricing Supplement;

Listing and Trading	Application will be made for this Programme to be registered on the JSE (or such other or further exchange(s) as may be determined by the Issuer and the Relevant Dealer(s) and subject to the applicable ruling laws). Notes issued under the Programme may be listed on the bond market of the JSE, in accordance with the BESA Listing Disclosure Requirements, (or such other or further exchange or exchanges as may be selected by the Issuer in relation to such issue). Unlisted Notes may also be issued under the Programme. The Applicable Pricing Supplement in respect of a Tranche will specify whether or not such Notes will be listed and, if so, on which exchange(s);

Maturities of Notes	In respect of listed Notes, such maturity(ies) that are acceptable to the JSE (or such other or further exchange or exchanges as may be selected by the Issuer in relation to such issue) and, for all Notes, such maturities that are specified in the Applicable Pricing Supplement. Save as described above, the Notes are not subject to any minimum or maximum maturity;

Negative Pledge	Condition 6 of the Terms and Conditions provides for a negative pledge in favour of the Noteholders;

Guarantee	Each Guarantor has jointly and severally, unconditionally and irrevocably, guaranteed to the Noteholders the due and punctual performance by the Issuer of its payment obligations under the Notes on the terms and conditions as contained in the Guarantee, as described in the section entitled “The Guarantee”. The obligations of each Guarantor under the Guarantee constitute unconditional, unsubordinated and unsecured principal obligations of the Guarantor and will rank (subject to any obligations mandatorily preferred by law applying to companies generally in the jurisdiction of its incorporation) at least pari passu with all other unsecured and unsubordinated obligations of such Guarantor.

Notes	Notes may comprise:

	Fixed Rate Notes	Fixed Rate Notes will bear interest at the fixed Rate of Interest specified in the Applicable Pricing Supplement. Interest will be payable in arrear on such date or dates as may be agreed between the Issuer and the Relevant Dealer(s), as indicated in the Applicable Pricing Supplement and on redemption, and will be calculated on the basis of such Day Count Fraction as may be agreed between the Issuer and the Relevant Dealer(s);

	Floating Rate Notes	Floating Rate Notes will bear interest calculated at a floating Rate of Interest determined: (i) on the same basis as the floating rate under a notional interest rate swap transaction in the relevant Specified Currency governed by an agreement incorporating the ISDA Definitions; or (ii) on the basis of a reference rate appearing on the agreed screen page of a commercial quoting service; or (iii) on such other basis as may be agreed between the Issuer and the Relevant Dealer(s);

The Margin (if any) relating to such floating Rate of Interest will be agreed between the Issuer and the Relevant Dealer(s) for each issue of Floating Rate Notes;

Floating Rate Notes may also have a maximum interest rate, a minimum interest rate or both;

The Interest Period for Floating Rate Notes may be one, two, three, six or twelve months or such other period as the Issuer and the Relevant Dealer(s) may agree, as indicated in the Applicable Pricing Supplement;

	Zero Coupon Notes	Zero Coupon Notes will be issued at their Nominal Amount or at a discount to it and will not bear interest (except in the case of late payment as specified);

	Index-Linked Notes	Payments (whether in respect of interest on Indexed Interest Notes or in respect of principal on Indexed Redemption Amount Notes and whether at maturity or otherwise) will be calculated by reference to such index and/or formula as the Issuer and the Relevant Dealer(s) may agree, as indicated in the Applicable Pricing Supplement;

	Mixed Rate Notes	Mixed Rate Notes will bear interest over respective periods at the Rate of Interest applicable for any combination of Fixed Rate Notes, Floating Rate Notes, Zero Coupon Notes or Index-Linked Notes, each as specified in the Applicable Pricing Supplement;

	Instalment Notes	The Applicable Pricing Supplement will set out the dates on which, and the amounts in which, Instalment Notes may be redeemed;

	Partly-Paid Notes	The Issue Price of Partly Paid Notes will be payable in two or more instalments as set out in the Applicable Pricing Supplement;

	Exchangeable Notes	Exchangeable Notes may be redeemed by the Issuer in cash or by the delivery of securities as specified in the Applicable Pricing Supplement;

	Other Notes	Terms applicable to any other type of Notes that are approved by the JSE, or such other or further exchange or exchanges as may be selected by the Issuer in relation to an issue of listed Notes, or as agreed between the Issuer and the Relevant Dealer(s) in respect of unlisted Notes, will be set out in the Applicable Pricing Supplement;

Noteholders	The holders of the Registered Notes (as recorded in the Register);

Redemption	The Applicable Pricing Supplement relating to a Tranche of Notes will indicate either that the Notes cannot be redeemed prior to their stated maturity (other than in specified instalments (see below), if applicable, or for taxation reasons or following an Event of Default) or that such Notes will be redeemable at the option of the Issuer and/or, the Noteholders, upon giving not less than 30 nor more than 60 days’ irrevocable notice (or such other notice period (if any) as is indicated in the Applicable Pricing Supplement) to the Noteholders or the Issuer, as the case may be, on a date or dates specified prior to such stated maturity and at a price or prices and on such terms as are indicated in the Applicable Pricing Supplement.

The Applicable Pricing Supplement may provide that Notes may be repayable in two or more instalments of such amounts and on such dates as indicated in the Applicable Pricing Supplement;

Relevant Dealers	In relation to any Note, Dealers with whom the Issuer has agreed the issue of Notes;

Selling Restrictions	There are restrictions on the sale of Notes and the distribution of offering materials in various jurisdictions. See the section entitled “Subscription and Sale”, and such restrictions as may be imposed in the Applicable Pricing Supplement;

Status of Notes	The Notes constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer ranking pari passu amongst themselves and (save for certain obligations required to be preferred by law) at least pari passu with all other present and future unsecured and unsubordinated obligations of the Issuer;

Taxation	All payments in respect of the Notes will be made without withholding or deduction for or on account of taxes levied in South Africa, subject to certain exceptions as provided in Condition 10. In the event that withholding tax or such other deduction is required by law, then the Issuer will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, as the case may be, in the absence of such withholding or deduction; and

Transfer Agent	In relation to any Tranche of Notes, Absa Capital or such other person specified in the Applicable Pricing Supplement as the Transfer Agent will act as transfer agent and will maintain the Register.

FORM OF THE NOTES

Notes will be issued in registered form, as specified in the Applicable Pricing Supplement.

The Notes may be listed on bond market of the JSE, in accordance with the BESA Listing Disclosure Requirements, or such other or further exchange or exchanges as the Issuer may select in relation to an issue. Each Tranche of Notes listed on the JSE will be issued in accordance with the terms and conditions set out below in this Programme Memorandum (the “Terms and Conditions”) in (i) uncertificated form or (ii) the form of a single certificate, without interest coupons (the “Global Certificate”), which will be lodged and immobilised in Strate Limited (Registration number 1998/022242/06), or its nominee, operating in terms of the Securities Services Act, 2004 (or any successor act thereto) (the “Central Depository”), which forms part of the settlement system of the JSE. This will entail that the Notes, represented by the Global Certificate, will be deposited with and registered in the name of, and for the account of, the Central Depository’s nominee, or (iii) in definitive form (“Individual Certificates”).

CERTIFICATED NOTES

Listed Registered Notes

Beneficial interests in listed Registered Notes which are lodged in the form of the Global Certificate in the Central Depository (“Beneficial Interests”) may, in terms of existing law and practice, be transferred through the Central Depository by way of book entry in the securities accounts of the participants in the Central Depository (“Participants”). A certificate or other document issued by a Participant as to the Nominal Amount of such Beneficial Interest in Notes standing to the account of any person shall be prima facie proof of such Beneficial Interest.

Beneficial Interests in listed Registered Notes may be exchanged, without charge by the Issuer, for Individual Certificates in accordance with the provisions of Condition 11 of the Terms and Conditions. The Notes represented by the Global Certificate and Individual Certificates will be registered in the names of the Noteholders in the register of Noteholders maintained by or on behalf of the Issuer (the “Register”). The Issuer shall regard the Register as the conclusive record of title to the Notes. The Central Depository’s nominee shall be named in the Register as the owner of the Notes represented by the Global Certificate and the individual Noteholders shall be named in the Register as the owners of the Notes represented by Individual Certificates.

Unlisted Registered Notes

Transferable and non-transferable unlisted Registered Notes may be issued under the Programme. Transferable unlisted Registered Notes may be transferable in terms of the Terms and Conditions and the applicable rules and procedures of the Transfer Agent or the Central Depository, as the case may be.

UNCERTIFICATED NOTES

The Issuer may, subject to applicable laws, issue Notes in uncertificated form. A Global Certificate may be replaced by the issue of Uncertificated Notes in terms of Section 37 of the Securities Services Act, 2004 (the “Securities Services Act”). All transactions in uncertificated securities as contemplated in the Securities Services Act will be cleared and settled in accordance with the rules of the Central Depository.

All terms and conditions relating to the Beneficial Interests in Notes represented by Global Certificates will also apply to the Beneficial Interests in Uncertificated Notes.

PRO FORMA PRICING SUPPLEMENT

Set out below is the form of Applicable Pricing Supplement which will be completed for each Tranche of Notes issued under the Programme:

[INSERT LOGO]

GOLD FIELDS LIMITED

(Incorporated in the Republic of South Africa with limited liability under Registration Number 1968/004880/06)

Issue of [Aggregate Nominal Amount of Tranche] [Title of Notes]

Under its ZAR 10,000,000,000 Gold Fields Limited Domestic Medium Term Note Programme

Jointly and severally, unconditionally and irrevocably guaranteed by the Guarantors

This document constitutes the Applicable Pricing Supplement relating to the issue of Notes described herein. Terms used herein shall be deemed to be defined as such for the purposes of the Terms and Conditions set forth in the Programme Memorandum dated 6 October 2009. The Notes described in this Applicable Pricing Supplement are subject to the Terms and Conditions in the Programme Memorandum. This Applicable Pricing Supplement contains the final terms of the Notes and this Applicable Pricing Supplement must be read in conjunction with such Programme Memorandum. To the extent that there is any conflict or inconsistency between the contents of this Applicable Pricing Supplement and the Programme Memorandum, the provisions of this Applicable Pricing Supplement shall prevail.

DESCRIPTION OF THE NOTES

1.	Issuer	Gold Fields Limited

2.	Guarantors	Each of GFI Mining South Africa (Proprietary) Limited, Gold Fields Operations Limited, Gold Fields Orogen Holding (BVI) Limited and Gold Fields Holdings Company (BVI) Limited

3.	Status of Notes	[Secured/Unsecured]

4.	Series Number	[ ]

5.	Tranche Number	[ ]

6.	Aggregate Nominal Amount	[ ]

7.	Interest	[Interest bearing/Non interest bearing]

8.	Interest/Payment Basis	[Fixed Rate/Floating Rate/Zero Coupon/Index-Linked Notes/Dual Currency Notes/Partly-Paid Notes/Instalment Notes/other]

9.	Automatic/Optional Conversion from one Interest/Redemption/Payment Basis to another	[insert details including date for conversion]

10.	Form of Notes	Registered Notes

11.	Issue Date	[ ]

12.	Business Centre	[ ]

13.	Additional Business Centre	[ ]

14.	Specified Denomination		[ ]

15.	Issue Price		[ ]

16.	Interest Commencement Date		[ ]

17.	Maturity Date		[ ]

18.	Specified Currency		[ ]

19.	Applicable Business Day Convention		[Floating Rate Business Day/Following Business Day/Modified Following Business Day/Modified Following Business Day Adjusted/Preceding Business Day/other convention – insert details]

20.	Final Redemption Amount		[ ]

21.	Last Day to Register		[ ]

22.	Books Closed Period(s)		The Register will be closed from […] to […] and from […] to […] (all dates inclusive) in each year until the Maturity Date

FIXED RATE NOTES

23.	(a)	Rate of Interest	[ ] per cent. Per annum [payable [annually/semi-annually/quarterly] in arrear]

	(b)	Fixed Interest Payment Date(s)	[ ] in each year up to and including the Maturity Date/other

	(c)	Initial Broken Amount	[ ]

	(d)	Final Broken Amount	[ ]

	(e)	Any other terms relating to the particular method of calculating interest	[ ]

FLOATING RATE NOTES

24.	(a)	Floating Interest Payment Date(s)	[ ]

	(b)	Interest Period(s)	[ ]

	(c)	Rate of Interest	[ ]

	(c)	Definition of Business Day (if different from that set out in Condition 1)	[ ]

	(d)	Minimum Rate of Interest	[ ] per cent. per annum

	(e)	Maximum Rate of Interest	[ ] per cent. per annum

	(f)	Other terms relating to the method of calculating interest (e.g.: Day Count Fraction, rounding up provision)	[ ]

25.	Manner in which the Rate of Interest is to be determined		[ISDA Determination/Screen Rate Determination/other – insert details]

26.	Margin		[(…) basis points to be added to/subtracted from the relevant (ISDA Rate/Reference Rate)]

27.	If ISDA Determination

	(a)	Floating Rate	[ ]

	(b)	Floating Rate Option	[ ]

	(c)	Designated Maturity	[ ]

	(d)	Reset Date(s)	[ ]

	(e)	ISDA Definitions to apply	[ ]

28.	If Screen Determination

	(a)	Reference Rate (including relevant period by reference to which the Rate of Interest is to be calculated)	[ ]

	(b)	Interest Determination Date(s)	[ ]

	(c)	Relevant Screen Page and Reference Code	[ ]

29.	If Rate of Interest to be calculated otherwise than by ISDA Determination or Screen Determination, insert basis for determining Rate of Interest/Margin/Fallback provisions		[ ]

ZERO COUPON NOTES

30.	(a)	Implied Yield	[ ]

	(b)	Reference Price	[ ]

	(c)	Any other formula or basis for determining amount(s) payable	[ ]

PARTLY-PAID NOTES

31.	(a)	Amount of each payment comprising the Issue Price	[ ]

	(b)	Date upon which each payment is to be made by Noteholder	[ ]

	(c)	Consequences (if any) of failure to make any such payment by Noteholder	[ ]

	(d)	Rate of Interest to accrue on the first and subsequent instalments after the due date for payment of such instalments	[ ] per cent.

INSTALMENT NOTES

32.	Instalment Dates		[ ]

33.	Instalment Amounts (expressed as a percentage of the aggregate Nominal Amount of the Notes)		[ ]

MIXED RATE NOTES

34.	Period(s) during which the Rate of Interest for the Mixed Rate Notes will be (as applicable) that for:

	(a)	Fixed Rate Notes	[ ]

	(b)	Floating Rate Notes	[ ]

	(c)	Indexed Notes	[ ]

	(d)	Dual Currency Notes	[ ]

	(e)	Other Notes	[ ]

35.	The Rate of Interest and other pertinent details are set out under the headings relating to the applicable forms of Notes

INDEX-LINKED NOTES

36.	(a)	Type of Index-Linked Notes	[Indexed Interest Notes/Indexed Redemption Amount Notes]

	(b)	Index/Formula by reference to which Rate of Interest/Interest Amount is to be determined	[ ]

	(c)	Manner in which the Rate of Interest/Interest Amount is to be determined	[ ]

	(d)	Interest Period(s)	[ ]

	(e)	Interest Payment Date(s)	[ ]

	(f)	Provisions where calculation by reference to Index and/or Formula is impossible or impracticable	[ ]

	(g)	Definition of Business Day (if different from that set out in Condition 1)	[ ]

	(h)	Minimum Rate of Interest	[ ] per cent. per annum

	(i)	Maximum Rate of Interest	[ ] per cent. per annum

	(j)	Other terms relating to the method of calculating interest (e.g.: Day Count Fraction, rounding up provision)	[ ]

DUAL CURRENCY NOTES

37.	(a)	Type of Dual Currency Notes	[Dual Currency Interest Notes/Dual Currency Redemption Amount Notes]

	(b)	Rate of Exchange/method of calculating Rate of Exchange	[ ]

	(c)	Provisions applicable where calculation by reference to Rate of Exchange if impossible or impracticable	[ ]

	(d)	Person at whose option Specified Currency(ies) is/are payable	[ ]

EXCHANGEABLE NOTES

38.	(a)	Mandatory Exchange applicable?	[Yes/No]

	(b)	Noteholders’ Exchange Right applicable?	[Yes/No]

	(c)	Exchange Securities	[ ]

	(d)	Manner of determining Exchange Price	[ ]

	(e)	Exchange Period	[ ]

	(f)	Other	[ ]

OTHER NOTES

39.	Relevant description and any additional Terms and Conditions relating to such Notes		[ ]

PROVISIONS REGARDING REDEMPTION/MATURITY

40.	Issuer’s Optional Redemption: if yes:		[Yes/No]

	(a)	Optional Redemption Date(s)	[ ]

	(b)	Optional Redemption Amount(s) and method, if any, of calculation of such amount(s)	[ ]

	(c)	Minimum period of notice (if different from Condition 9.3)	[ ]

	(d) If redeemable in part:	[ ]

	Minimum Redemption Amount(s)	[ ]

	Maximum Redemption Amount(s)	[ ]

(e) Other terms applicable on Redemption

41.	Redemption at the Option of the Noteholders: if yes:	[Yes/No]

	(a) Optional Redemption Date(s)	[ ]

	(b) Optional Redemption Amount(s)	[ ]

	(c) Minimum period of notice (if different from Condition 9.4)	[ ]

(d) If redeemable in part:

	Minimum Redemption Amount(s)	[ ]

	Maximum Redemption Amount(s)	[ ]

	(e) Other terms applicable on Redemption	[ ]

(f) Attach pro forma put notice(s)

42.	Early Redemption Amount(s) payable on redemption for taxation reasons, Redemption Event, Change of Control Event or on Event of Default (if required). If yes:	[Yes/No]

	Amount payable	[as per Condition 9.2, 9.5, 9.6 and 15]

GENERAL

43.	Financial Exchange	[ ]

44.	Calculation Agent	[ ]

45.	Paying Agent	[ ]

46.	Specified office of the Paying Agent	[ ]

47.	Transfer Agent	Absa Capital (a division of Absa Bank Limited)

48.	Provisions relating to stabilisation	[ ]

49.	Stabilising manager	[ ]

50.	Additional selling restrictions	[ ]

51.	ISIN	[ ]

52.	Stock Code	[ ]

53.	Method of distribution	[ ]

54.	If syndicated, names of Managers	[ ]

55.	If non-syndicated, name of Dealer	[ ]

56.	Credit Rating assigned to Notes (if any)	[ ]

57.	Governing law (if the laws of South Africa are not applicable)	[ ]

58.	Other Banking Jurisdiction	[ ]

59.	Other provisions	[ ]

Disclosure Requirements in terms of paragraph 3(5) of the Commercial Paper Regulations

Paragraph 3(5)(a)

The ultimate borrower is [—].

Paragraph 3(5)(b)

The Issuer is a going concern and can in all circumstances be reasonably expected to meet its commitments under the Notes.

Paragraph 3(5)(c)

The auditor of the Issuer is PricewaterhouseCoopers Inc

Paragraph 3(5)(d)

As at the date of this issue:

(a)	the Issuer has not issued any commercial paper / has issued commercial paper to the value of ZAR[—]; and

(b)	the Issuer estimates to issue commercial paper with a nominal value of ZAR[—] during its current financial year, ending [—].

Paragraph 3(5)(e)

Prospective investors in the Notes are to consider this Pricing Supplement, the Programme Memorandum and the documentation incorporated therein by reference in order to ascertain the nature of the financial and commercial risks of an investment in the Notes. In addition, prospective investors in the Notes are to consider the latest audited financial statements of the Issuer which are incorporated into the Programme Memorandum by reference and which may be requested from the Issuer.

Paragraph 3(5)(f)

There has been no material adverse change in the Issuer’s financial position since the date of its last audited financial statements.

Paragraph 3(5)(g)

The Notes issued will be [listed/unlisted], as stated in the Applicable Pricing Supplement.

Paragraph 3(5)(h)

The funds to be raised through the issue of the Notes are to be used by the Issuer for [—].

Paragraph 3(5)(i)

The payment obligations of the Issuer in respect of the Notes are guaranteed in terms of the Guarantee by the Guarantors, but are otherwise unsecured.

Paragraph 3(5)(j)

PricewaterhouseCoopers Inc, the auditors of the Issuer, have confirmed that nothing has come to their attention that causes them to believe that this issue of Notes issued under the Programme does not comply in all respects with the relevant provisions of the Commercial Paper Regulations.

Responsibility:

The Issuer accepts responsibility for the information contained in this Applicable Pricing Supplement.

Application [is hereby]/[will not be] made to list this issue of Notes [on [date]].

SIGNED at                                          this      day of              2009.

For and on behalf of

GOLD FIELDS LIMITED

(AS ISSUER)

SIGNED at                                          on                      2009

Signature:	Signature:

Name:	Name:

Designation:	Designation:

Address: 150 Helen Road, Sandown, Sandton Tel: +2711 562 9700

TERMS AND CONDITIONS OF THE NOTES

The following are the Terms and Conditions of Notes to be issued by the Issuer which will be incorporated by reference into each Note. The Applicable Pricing Supplement in relation to any Tranche of Notes may specify other terms and conditions which shall to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Tranche of Notes. The Applicable Pricing Supplement will be attached to each Note.

Before the Issuer issues any Tranche of listed Notes, the Issuer shall complete, sign and deliver to the JSE and the Central Depository a pricing supplement based on the pro forma Applicable Pricing Supplement (as defined below) included in the Programme Memorandum setting out details of such Notes. The Issuer may determine that particular Notes will not be listed on the JSE or any other exchange and in that case, no Applicable Pricing Supplement will be delivered to the JSE unless the settlement of trades in such unlisted Notes takes place in accordance with the electronic settlement procedures of the JSE and the Central Depository.

If there is any conflict or inconsistency between provisions set out in the Applicable Pricing Supplement and the provisions set out in these Terms and Conditions of the Notes, then the provisions in the Applicable Pricing Supplement will prevail.

Words and expressions used in the Applicable Pricing Supplement shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated.

1.	INTERPRETATION

In these Terms and Conditions, unless inconsistent with the context or separately defined in the Applicable Pricing Supplement, the following expressions shall have the following meanings:

“Absa Capital”	Absa Capital, a division of Absa Bank Limited, registration number 1986/004794/06, a registered bank and public company with limited liability incorporated in the Republic of South Africa;

“Acting in Concert”	a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition of shares in the Issuer by any of them, either directly or indirectly, to obtain or consolidate Control of the Issuer;

“Agency Agreement”	the amended and restated Agency Agreement to be entered into between the Issuer, the Paying Agent, the Calculation Agent and the Transfer Agent, unless such agents are appointed in terms of a separate agreement with the Issuer or the Issuer itself acts in any of the aforementioned capacities, as revised, amended, updated or replaced from time to time;

“Applicable Pricing Supplement”	the Pricing Supplement relating to each Tranche of Notes;

“Applicable Procedures”	the rules and operating procedures for the time being of the Central Depository, Settlement Agents and the JSE, as the case may be;

“Beneficial Interest”	the undivided share of a co-owner of the Notes represented by a Global Certificate or held in uncertificated form as provided in section 41 of the Securities Services Act;

“BESA Listing Disclosure Requirements”	the listing disclosure requirements of the bond market of the JSE, previously The Bond Exchange of South Africa Limited;

“Books Closed Period”	the period, as specified in the Applicable Pricing Supplement, commencing after the Last Day to Register, during which transfer of the Notes will not be registered, or such shorter period as the Issuer may decide in order to determine those Noteholders entitled to receive interest;

“Business Day”	a day (other than a Saturday or Sunday or public holiday within the meaning of the Public Holidays Act, 1994) which is a day on which commercial banks settle ZAR payments in Johannesburg or any Additional Business Centre specified in the Applicable Pricing Supplement, save that if the Specified Currency is not ZAR, “Business Day” shall mean a day (other than a Saturday or Sunday) which is a day on which commercial banks and foreign exchange markets settle payments in the principal financial centre of the Specified Currency and in each (if any) Additional Business Centre;

“Business Day Convention”	the business day convention, if any, specified as such and set out in the Applicable Pricing Supplement;

“Calculation Agent”	Absa Capital or, in relation to any particular Tranche, or Series of Notes, such other person specified in the Applicable Pricing Supplement as the Calculation Agent;

“Central Depository”	Strate Limited (Registration number 1998/022242/06), or its nominee, operating in terms of the Securities Services Act (or any successor legislation thereto), or any additional or alternate depository approved by the Issuer, the Relevant Dealer(s) and the JSE;

“Cerro Corona Project”	the development of the gold and copper deposits in Peru by the Cerro Corona Subsidiary;

“Cerro Corona Subsidiary”	Gold Fields La Cima S.A.;

“Certificate”	a Global Certificate or an Individual Certificate, as the case may be;

“Change of Control”	shall be deemed to have occurred at each time (whether or not approved by the senior management or board of directors of the Issuer) that any person (“Relevant Person”) or persons Acting in Concert or any person or persons acting on behalf of any such person(s), at any time directly or indirectly acquires Control of the Issuer, provided that a Change of Control shall not be deemed to have occurred if the shareholders of the Relevant Person are also, or immediately prior to the event which would otherwise constitute a Change of Control were, all of the shareholders of the Issuer;

“Change of Control Period”	in relation to a Change of Control of the Issuer the period ending 60 (sixty) Business Days after the date on which the Change of Control of the Issuer is publicly announced;

“Change of Control Rating Downgrade”	shall, in relation to Notes that are assigned a solicited rating, on a South African national scale, or where the Issuer has been assigned a solicited rating, on a South African national scale, by the Rating Agency, be deemed to have occurred if within the Change of Control Period the rating previously assigned to such Notes or the Issuer, as the case may be, is (i) withdrawn; or (ii) changed from an Investment Grade Rating to a Non-Investment Grade Rating;

“Companies Act”	the Companies Act, 1973 (as amended);

“Consolidated EBITDA”	for any Measurement Period, (having reversed any entries made to reflect fair value gains or losses on financial derivative investments which are undertaken in the normal course of business) Consolidated Profits Before Interest and Tax before any amount attributable to the amortisation of intangible assets and depreciation of tangible assets and before any extraordinary items;

“Consolidated Profits Before Interest and Tax”	in respect of any Measurement Period, the consolidated net income of the Group (less the net income of any Project Finance Subsidiary but including any dividends received in cash by any member of the Group (other than a Project Finance Subsidiary) from a Project Finance Subsidiary) before:

(a) any provision on account of normal taxation; and

(b) any interest, commission, discounts or other fees incurred or payable, received or receivable by any member of the Group in respect of Indebtedness;

“Control”	(A) the holding beneficially of more than 50% (fifty percent) of the issued share capital of the Issuer (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital), or (B) the power to cast, or control the casting of such number of the shares in the issued share capital of the Issuer carrying more than 50% (fifty percent) of the total number of votes that may be cast at a general meeting of the members of the Issuer;

“Currency”	South African Rand or as specified in the Applicable Pricing Supplement;

“Dealer”	any Dealer, as may be appointed under the Programme from time to time, which appointment may be for a specific issue or on an ongoing basis, subject to the Issuer’s right to terminate the appointment of any Dealer;

“Downgrade”	in relation to a solicited rating, on a South African national scale, assigned to the Issuer by a Rating Agency, the withdrawal of such previously assigned rating or the change of such previously assigned rating from an Investment Grade Rating to a Non-Investment Grade Rating;

“Early Redemption Amount”	the amount, as set out in Condition 9.7, at which the Notes will be redeemed by the Issuer pursuant to the provisions of Condition 9.2 and/or Condition 15;

“Encumbrances”	(a) the sale, transfer or otherwise disposal by any Material Group Company of any of its assets on terms whereby they are or may be leased to or re-acquired by it or by any other Material Group Company; or

(b) the sale, transfer or otherwise disposal by any Material Group Company of any of its receivables on recourse terms; or

(c) any mortgage, pledge, lien, assignment or cession in securitatem debiti conferring security, hypothecation, security interest, preferential right or trust arrangement creating real rights of security or other encumbrance securing any obligation of any person but excluding statutory preferences and any security interest arising by operation of law; or

(d) the execution of any other preferential arrangement (whether conditional or not and whether relating to existing or to future assets and including any title, transfer and retention agreement) by any Material Group Company, having the effect of creating a security interest creating real rights of security to a creditor or any agreement or arrangement to give any form of security creating real rights of security to a creditor but excluding statutory preferences and any security interest arising by operation of law;

“Event of Default”	an event of default by the Issuer as set out in Condition 15;

“Exchangeable Notes”	Notes which may be redeemed by the Issuer in the manner indicated in the Applicable Pricing Supplement by the delivery to the Noteholders of cash or of so many of the Exchange Securities as is determined in accordance with the Applicable Pricing Supplement;

“Exchange Control Regulations”	the Exchange Control Regulations, 1961 issued pursuant to the Currency and Exchanges Act, 1933;

“Exchange Period”	in respect of Exchangeable Notes to which the Noteholders’ Exchange Right applies (as indicated in the Applicable Pricing Supplement), the period indicated in the Applicable Pricing Supplement during which such right may be exercised;

“Exchange Price”	the amount determined in accordance with the manner described in the Applicable Pricing Supplement, according to which the number of Exchange Securities which may be delivered in redemption of an Exchangeable Note will be determined;

“Exchange Securities”	the securities indicated in the Applicable Pricing Supplement which may be delivered by the Issuer in redemption of Exchangeable Notes to the value of the Exchange Price;

“Extraordinary Resolution”	a resolution passed at a meeting (duly convened) of the Noteholders or Noteholders of the Relevant Series of Notes, by a majority consisting of not less than 66 2/3% (sixty six and two thirds per cent) of the persons voting at such meeting upon a show of hands or if a poll be duly demanded then by a majority consisting of not less than 66 2/3% (sixty six and two thirds per cent) of the votes given on such poll;

“Final Redemption Amount”	the amount of principal specified in the Applicable Pricing Supplement payable in respect of each Note upon the Maturity Date;

“Fitch”	Fitch Southern Africa (Proprietary) Limited, registration 1990/002436/07;

“Fixed Interest Period”	the period from (and including) an Interest Payment Date to (but excluding) the following Interest Payment Date; provided that the first interest period shall be from (and including) the Interest Commencement Date to (but excluding) the next Interest Payment Date;

“Fixed Rate Notes”	Notes which will bear interest at the fixed Rate of Interest, as indicated in the Applicable Pricing Supplement;

“Floating Rate Notes”	Notes which will bear interest at a floating Rate of Interest as indicated in the Applicable Pricing Supplement and more fully described in Condition 7.2;

“Global Certificate”	the single Certificate for a Tranche of Notes, without interest coupons, registered in the name of the Central Depository’s nominee and representing those Notes issued in terms of the Terms and Conditions which are lodged and immobilised in the Central Depository other than those Notes represented by the Individual Certificates. A Global Certificate may be replaced by the issue of Uncertificated Notes in terms of Section 37 of the Securities Services Act, 2007;

“Gold Fields”	Gold Fields Limited (Registration Number 1968/004880/06);

“Group”	the Issuer’s group of companies comprising of the Issuer and each Subsidiary of the Issuer from time to time whose financial results are consolidated with the financial results of the Issuer;

“Guarantee”	the unconditional and irrevocable Guarantee to be given by each Guarantor to all Noteholders as contemplated in Condition 23 as revised, amended, updated or replaced from time to time;

“Guarantor”	each of the following Material Subsidiaries of the Issuer: GFI Mining South Africa (Proprietary) Limited, incorporated in the Republic of South Africa, Registration Number 2002/031431/07, Gold Fields Operations Limited, incorporated in the Republic of South Africa, Registration Number 1959/003209/06, Gold Fields Orogen Holding (BVI) Limited, incorporated in the British Virgin Islands, Registration Number 184982 and Gold Fields Holdings Company (BVI) Limited, incorporated in the British Virgin Islands, Registration Number 651406;

“IFRS”	means the International Financial Reporting Standard as amended from time to time;

“Implied Yield”	the yield accruing on the Issue Price of Zero Coupon Notes, as specified in the Applicable Pricing Supplement;

“Indebtedness”	any indebtedness in respect of monies borrowed (including, but not limited to indebtedness in the form of bonds, notes, debentures) and (without double counting) guarantees and/or indemnities given, whether present or future, actual or contingent, excluding any intra-group indebtedness due to any Subsidiary of the Issuer;

“Indexed Interest Notes”	Notes in respect of which the Interest Amount is calculated by reference to such index and/or formula as indicated in the Applicable Pricing Supplement;

“Index-Linked Notes”	an Indexed Interest Note and/or an Indexed Redemption Amount Note, as applicable;

“Indexed Redemption Amount Notes”	Notes in respect of which the Final Redemption Amount is calculated by reference to an index and/or a formula as may be indicated in the Applicable Pricing Supplement;

“Individual Certificate”	in respect of Registered Notes, a Note evidenced by the definitive registered form of a single Certificate registered in the name of the relevant Noteholder;

“Instalment Amount”	the amount expressed as a percentage of the Nominal Amount of an Instalment Note, being an instalment of principal (other than the final instalment) on an Instalment Note;

“Instalment Notes”	Notes issued at the same date but redeemed in Instalment Amounts by the Issuer on an amortised basis on different Instalment Dates, as indicated in the Applicable Pricing Supplement;

“Interest Amount”	the amount of interest payable in respect of each Nominal Amount of Fixed Rate Notes, Floating Rate Notes and Indexed Notes, as determined in accordance with Condition 7.1 or 7.2, as the case may be;

“Interest Commencement Date”	the first date from which interest on the Notes, other than Zero Coupon Notes, will accrue, as specified in the Applicable Pricing Supplement;

“Interest Payment Date”	the Interest Payment Date(s) specified in the Applicable Pricing Supplement or if no express Interest Payment Date(s) is/are specified in the Applicable Pricing

Supplement, the last day of the Interest Period commencing on the preceding Interest Payment Date, or, in the case of the first Interest Payment Date, commencing on the Interest Commencement Date;

“Interest Period”	such period(s) as specified in the Applicable Pricing Supplement;

“ISDA”	the International Swaps and Derivatives Association Inc.;

“ISDA Definitions”	the ISDA Definitions published by ISDA (as amended, supplemented, revised or republished from time to time) as specified in the Applicable Pricing Supplement;

“Issue Date”	in relation to each Tranche of Notes, the date specified as such in the Applicable Pricing Supplement;

“Issue Price”	in relation to each Tranche of Notes, the price specified as such in the Applicable Pricing Supplement;

“Issuer”	Gold Fields;

“Investment Grade Rating”	a national scale local currency rating of “Baa3.za” by Moody’s or “za.BBB-” by S&P or “BBB-.(zaf)” by Fitch;

“JSE”	the JSE Limited (Registration Number 2005/022939/06), a licensed financial exchange in terms of the Securities Services Act or any exchange which operates as a successor exchange to the JSE, or, where the context so requires, such other or further exchange or exchanges on which the Notes are listed;

“Last Day to Register”	with respect to a particular Series of Notes (as reflected in the Applicable Pricing Supplement), the last date or dates preceding a Payment Day on which the Transfer Agent will accept Transfer Forms and record the transfer of Notes in the Register for that particular Series of Notes and whereafter the Register is closed for further transfers or entries until the Payment Day;

“Mandatory Exchange”	if indicated in the Applicable Pricing Supplement, the obligation of the Issuer to redeem Exchangeable Notes on the Maturity Date by delivery of Exchange Securities to the relevant Noteholders of Exchangeable Notes;

“Material Group Company”	the Issuer, each Guarantor and any Material Subsidiary of the Issuer whose affairs are required to be consolidated in the audited financial statements of the Issuer;

“Material Subsidiary”	at any time, a member of the Group which had EBITDA (calculated in the same way as Consolidated EBITDA) or gross assets in its most recently ended financial year (on a consolidated basis taking into account it and its subsidiaries only) of more than 5% (five per cent) of EBITDA (calculated in the same way as Consolidated EBITDA) or gross assets of the Group (calculated according to the most recent set of audited consolidated financial statements of the Group). Compliance with the aforementioned shall be determined by reference to the latest audited financial statements of such member of the Group (consolidated in the case of a member of the Group which itself has subsidiaries), provided that –

	a)	if, in the case of any member of the Group which itself has subsidiaries, no consolidated financial statements are prepared and audited, its EBITDA (calculated in the same way as Consolidated EBITDA) and gross assets shall be determined on the basis of pro forma consolidated financial statements of the relevant member of the Group and its subsidiaries, prepared for this purpose by the Issuer;

	b)	if any intra-Group transfer or re-organisation takes place, the audited financial statements of the relevant member of the Group and all relevant members of the Group shall be adjusted by the Issuer in order to take into account such intra-Group transfer or re-organisation; and

	c)	the audited financial statements of the Group and any relevant member of the Group shall be adjusted to take account of the acquisition or disposal of any member of the Group or any business of any member of the Group, after the date at which the audited financial statements of the Group are made up.

A report by the directors of the Issuer which states that, in opinion of the directors, a Subsidiary of the Issuer is or is not or was or was not at any particular time or through any particular period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties. The Issuer may request a report from the auditors of the Issuer, addressed to the directors of the Issuer, as to the proper extraction of the figures used by the directors of the Issuer in determining the Material Subsidiaries of the Issuer and mathematical accuracy of the calculations and that the adjusted figures are an accurate reflection of the revised consolidated EBITDA or gross assets.

“Maturity Date”	the date, as specified in the Applicable Pricing Supplement, on which the Notes mature;

“Measurement Period”	each period of 12 (twelve) months ending on the last day of the Issuer’s financial year and each period of 12 (twelve) months ending on the last day of the first half of the Issuer’s financial year;

“Mixed Rate Notes”	Notes which will bear interest over respective periods at differing Rates of Interest applicable to any combination of Fixed Rate Notes, Floating Rate Notes or Indexed Notes, each as indicated in the Applicable Pricing Supplement and as more fully described in Condition 7.3;

“Moody’s”	Moody’s Investors Service South Africa (Proprietary) Limited, registration number 2002/014566/07;

“NACA”	nominal annual compounded annually;

“NACM”	nominal annual compounded monthly;

“NACQ”	nominal annual compounded quarterly;

“NACS”	nominal annual compounded semi-annually;

“Nedbank Capital”	Nedbank Capital, a division of Nedbank Limited, a registered bank and public company with limited liability incorporated in the Republic of South Africa, registration number 1951/000009/06;

“Nominal Amount”	in relation to any Note, the total amount, excluding interest and any adjustments on account of any formula, owing by the Issuer under the Note;

“Non-Investment Grade”	a credit rating, on a South African national scale, below an Investment Grade Rating;

“Noteholders”	the holders of the Registered Notes (as recorded in the Register);

“Noteholders’ Exchange Right”	if indicated as applicable in the Applicable Pricing Supplement, the right of Noteholders of Exchangeable Notes to elect to receive delivery of the Exchange Securities in lieu of cash from the Issuer upon redemption of such Notes;

“Notes”	the notes issued or to be issued by the Issuer under the Programme and represented by a Certificate as well as Uncertificated Notes;

“Operations and Procedures Memorandum”	the document which sets out guidelines for the administrative procedures to be followed in relation to the issue of Notes by the Issuer under the Programme;

“Optional Redemption Amount(s)”	has the meaning given to it in the Applicable Pricing Supplement;

“Optional Redemption Date(s)”	has the meaning given to it in the Applicable Pricing Supplement;

“Outstanding”	in relation to the Notes, all the Notes issued other than:

(a) those which have been redeemed in full;

(b) those in respect of which the date for redemption in accordance with the Terms and Conditions has occurred and the redemption moneys wherefor (including all interest (if any) accrued thereon to the date of such redemption and any interest (if any) payable under the Terms and Conditions after such date) remain available for payment against presentation of Certificates;

(c) those which have been purchased and cancelled as provided in Condition 9;

(d) those which have become prescribed under Condition 14;

provided that for each of the following purposes, namely:

(i) the right to attend and vote at any meeting of the Noteholders; and

(ii) the determination of how many and which Notes are for the time being Outstanding for the purposes of Conditions 18 and 19,

all Notes (if any) which are for the time being held by the Issuer (subject to any applicable law) or by any person for the benefit of the Issuer and not cancelled (unless and until ceasing to be so held) shall be deemed not to be Outstanding;

“Participants”	a person accepted by the Central Depository as a participant in terms of section 34 of the Securities Services Act;

“Partly-Paid Notes”	Notes which are issued with the Issue Price partly paid and which Issue Price is paid up fully by the Noteholder in instalments (as indicated in the Applicable Pricing Supplement);

“Paying Agent”	Absa Capital, unless the Issuer elects, in relation to a particular Tranche or Series of Notes, to act as Paying Agent itself or to appoint another entity as Paying Agent, in which event that other entity shall act as Paying Agent in respect of that Tranche or Series of Notes;

“Payment Day”	any day which is a Business Day and upon which a payment is due by the Issuer in respect of the Notes;

“Permitted Encumbrances”	(a) any Encumbrance existing as at the date of the Applicable Pricing Supplement;

(b) any title transfer or retention arrangement entered into by any Material Group Company in the normal course of its trading activities and on terms no worse for that Material Group Company than the standard terms of the relevant supplier;

(c) any netting or set-off arrangement entered into by any Material Group Company in the ordinary course of its banking arrangements (which shall include, for the avoidance of doubt, those pursuant to hedging arrangement in relation to gold and silver and other commodity prices, foreign exchange rates and interest rates where such arrangements are entered into for the purposes of providing protection against fluctuation in such rates or prices in the ordinary course of business), for the purpose of netting debit and credit balances;

(d) any lien arising by operation of law and in the ordinary course of trading and not by reason of any default (whether in payment or otherwise) of any Material Group Company;

(e)		any Encumbrance over or affecting any asset acquired by a Material Group Company after the date of this Programme Memorandum if:

	(i)	the Encumbrance was not created in contemplation of the acquisition of that asset by a Material Group Company; and

	(ii)	the Indebtedness secured by such Encumbrance has not been increased;

(f)		any Encumbrance over or affecting any asset of any company which becomes a member of the Group after the date of this Programme Memorandum, where the Encumbrance is created prior to the date on which that company becomes a member of the Group, if:

	(i)	the Encumbrance was not created in contemplation of the acquisition of that company; and

	(ii)	the Indebtedness secured by such Encumbrance has not been increased;

(g)		any Encumbrance granted in respect of Project Finance Borrowings over assets of, or the shares in, a Project Finance Subsidiary, including any Encumbrance granted in respect of the Project Finance Borrowings in connection with the Cerro Corona Project in Peru;

(h)		any Encumbrance to secure inter-company Indebtedness to a Group company, provided that the holder of such Encumbrance may not cede or assign it rights in terms thereof to any other person (other than a Group company);

(i)		any Encumbrance over or with respect to any receivables of any Material Group Company, if such Encumbrance was created pursuant to any securitisation or like arrangement and the Indebtedness secured by such Encumbrance is limited to the value (on or about the date of creation of such Encumbrance) of such receivables;

(j)		in respect of Encumbrances over or affecting any asset of any Material Group Company, any Encumbrance securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Encumbrances other than any permitted under (a) to (i) above and (k) below) does not at any time exceed 12% (twelve percent) of EBITDA (calculated in the same way as Consolidated EBITDA) (but adjusted to include the net value of new assets acquired since the last date of the latest set of consolidated annual financial statements of the Group); and

(k) any other Encumbrance created with the prior approval of an Extraordinary Resolution of the Noteholders;

“Programme”	the ZAR10,000,000,000 Gold Fields Limited Domestic Medium Term Note Programme under which the Issuer may from time to time issue Notes;

“Programme Agreement”	the amended and restated Programme Agreement entered into or to be entered into between the Issuer, the Guarantors, the Arranger and the Dealer(s) relating to the procuring of subscriptions for the Notes, as revised, amended, updated or replaced from time to time;

“Programme Amount”	the maximum aggregate Nominal Amount of all of the Notes that may be issued under the Programme at any one point in time, being ZAR10,000,000,000 or such increased amount as is determined by the Issuer from time to time with the consent of all the Guarantors but without the consent of the Noteholders and subject to and in accordance with all applicable laws, the Programme Agreement, the requirements of the JSE and/or any such other exchange(s) on which the Notes may be listed;

“Programme Memorandum”	the Programme Memorandum dated 6 October 2009 relating to the Notes prepared in connection with the Programme, as revised, supplemented, amended, updated or replaced from time to time by the Issuer;

“Project Finance Borrowings”	any indebtedness to finance (or refinance) a project comprised of the ownership, development, construction, refurbishment, commissioning and/or operation of assets which is incurred by a Project Finance Subsidiary in connection with such project and in respect of which the recourse of the person(s) making any such finance (or re-finance) available to that Project Finance Subsidiary for the payment, repayment and prepayment of such indebtedness is limited to (i) the Project Finance Subsidiary and its assets and/or the shares in that Project Finance Subsidiary and/or (ii) during the period prior to successful completion of the relevant completion tests applicable to such project guarantees from any one or more members of the Group;

“Project Finance Subsidiary”	a single purpose company whose sole business is a project comprised of the ownership, development, construction, refurbishment, commissioning and/or operation of an asset which has incurred Project Finance Borrowings;

“Rate of Interest”	the rate or rates of interest applicable to Notes, other than Zero Coupon Notes, as indicated in the Applicable Pricing Supplement;

“Rating Agency”	each of S&P, Moody’s or Fitch;

“Redemption Date”	the date upon which the Notes are redeemed by the Issuer, whether by way of early redemption or at maturity in terms of Condition 9.1, as the case may be;

“Reference Banks”	four leading banks in the South African inter-bank market selected by the Calculation Agent;

“Reference Price”	in relation to a Tranche of Zero Coupon Notes, the reference price specified in the Applicable Pricing Supplement;

“Register”	the register maintained by the Transfer Agent in terms of Condition 12;

“Registered Note”	a Note issued in registered form and transferable in accordance with Condition 13.1;

“Relevant Date”	in respect of any payment relating to the Notes, the date on which such payment first becomes due, except that, in relation to monies payable to the Central Depository in accordance with these Terms and Conditions, it means the first date on which (i) the full amount of such monies have been received by the Central Depository, (ii) such monies are available for payment to the holders of Beneficial Interests and (iii) notice to that effect has been duly given to such holders in accordance with the Applicable Procedures;

“Representative”	a person duly authorised to act on behalf of a Noteholder, the Calculation Agent, the Transfer Agent and the Paying Agent who may be regarded by the Issuer (acting in good faith) as being duly authorised based upon the tacit or express representation thereof by such Representative, in the absence of express notice to the contrary from such Noteholder, Calculation Agent, Paying Agent or Transfer Agent, as the case may be;

“Securities Services Act”	the Securities Services Act, 2004;

“Series”	a Tranche of Notes together with any further Tranche or Tranches of Notes which are:

(a) expressed to be consolidated and form a single series; and

(b) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices;

“Settlement Agent”	a Participant, approved by the JSE in terms of the rules of the JSE to perform electronic settlement of both funds and scrip on behalf of market participants;

“Solvent Reconstruction”	an event where an order is made or an effective resolution is passed for the winding-up of the Material Group Company, other than under or in connection with a scheme of amalgamation or reconstruction or other arrangement not involving insolvency;

“Specified Currency”	has the meaning given in the Applicable Pricing Supplement;

“Specified Denominations”	has the meaning given in the Applicable Pricing Supplement;

“S&P”	Standard and Poor’s Rating Services, a division of The McGraw-Hill Companies Incorporated and its successors in title;

“Subsidiary”	a subsidiary company as defined in Section 1(3) of the Companies Act;

“Terms and Conditions”	the terms and conditions incorporated in this section entitled “Terms and Conditions of the Notes” and in accordance with which the Notes will be issued;

“Tranche”	all Notes which are identical in all respects (including as to listing) and are issued in a single issue;

“Transfer Agent”	Absa Capital, unless the Issuer elects, in relation to a particular Tranche or Series of Notes, to act as Transfer Agent itself or to appoint another entity as Transfer Agent in accordance with the terms of the Agency Agreement, in which event that other entity shall act as an Transfer Agent in respect of that Tranche or Series of Notes;

“Transfer Form”	the written form for the transfer of a Registered Note, in the form approved by the Transfer Agent, and signed by the transferor and transferee;

“Uncertificated Notes”	a Note which is not represented by any certificate or written instrument as contemplated in Section 37 of the Securities Services Act;

“ZAR”	the lawful currency of the Republic of South Africa, being South African Rand, or any successor currency;

“ZAR-JIBAR-SAFEX”	the mid-market rate for deposits in ZAR for a period of the Designated Maturity (as indicated in the Applicable Pricing Supplement) which appears on the Reuters Screen SAFEY Page as at 11h00, Johannesburg time on the relevant date; and

“Zero Coupon Notes”	Notes which will be offered and sold at a discount to their Nominal Amount or at par and will not bear interest other than in the case of late payment.

2.	ISSUE

2.1	Notes are issued by the Issuer in Series and each Series may comprise one or more Tranches. Each Tranche will be the subject of an Applicable Pricing Supplement.

2.2	The Noteholders are deemed to have knowledge of, and are entitled to the benefit of, and are subject to, all the provisions of the Applicable Pricing Supplement.

2.3	The Applicable Pricing Supplement for each Tranche of Notes is (to the extent relevant) incorporated herein for the purposes of those Notes and supplements these Terms and Conditions. The Applicable Pricing Supplement may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of those Notes. Capitalised expressions used in these Terms and Conditions and not herein defined shall bear the meaning assigned to them in the Applicable Pricing Supplement.

3.	FORM AND DENOMINATION

3.1	General

3.1.1	Payments in relation to the Notes will be made in ZAR or such other currency as specified in the Applicable Pricing Supplement.

3.1.2	Any Note may be a Partly-Paid Note, an Instalment Note or an Exchangeable Note.

3.1.3	Each Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Indexed Interest Note, an Indexed Redemption Amount Note, a Mixed Rate Note or a combination of any of the foregoing or such other types of Note as may be determined by the Issuer, as indicated in the Applicable Pricing Supplement.

3.1.4	Notes will be issued in such denominations as may be determined by the Issuer and as indicated in the Applicable Pricing Supplement. Listed and/or unlisted Notes may be issued under the Programme.

3.1.5	Noteholders of Notes listed on an exchange other than the JSE and of unlisted Notes will have no recourse against the Bond Exchange Guarantee Fund, established under Part D, section 8 of the Market Association Rules of the Bond Traders Association.

3.2	Registered Notes

Each Tranche of Registered Notes listed on the bond market of the JSE will be issued in the form of a Global Certificate, which will be deposited with and registered in the name of, and for the account of, the Central Depository or its nominee or may be issued as an Uncertificated Note. An owner of a Beneficial Interest in the Notes represented by the Global Certificate or held in uncertificated form shall be entitled to exchange such Beneficial Interest for an Individual Certificate in accordance with Condition 13. Registered Notes which are not listed will be evidenced by Individual Certificates or, if cleared and settled through the Central Depository, by a Global Certificate or held in uncertificated form. If unlisted Notes are cleared and settled through the Central Depository, then the same terms and conditions relating to the clearance and settlement of Registered Notes shall apply thereto.

4	TITLE

4.1	Registered Notes

4.1.1	Subject to the provisions set out below, title to the Registered Notes will pass upon registration of transfer in the Register in accordance with Condition 13.1.

4.1.2	The Issuer may deem and treat the person reflected in the Register as the holder of any Note as the absolute owner of the Note (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Certificate, without prejudice to the provisions set out in the next succeeding paragraph.

4.1.3	Beneficial Interests in Notes held in uncertificated form or in Notes lodged in the Central Securities Depository in the form of the Global Certificate may, in terms of existing law and practice, be transferred through the Central Securities Depository by way of book entry in the central securities accounts of the Participants. Such transfers will not be recorded in the Register and the Central Securities Depository’s Nominee will continue to be reflected in the Register as the Noteholder in respect of the Notes held in uncertificated form or represented by the Global Certificate, notwithstanding such transfers.

5	STATUS OF NOTES

The Notes are direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and rateably without any preference among themselves and (save for certain debts required to be preferred by law) equally with all other unsecured and unsubordinated obligations of the Issuer from time to time outstanding.

6	NEGATIVE PLEDGE

6.1	After the date of this Programme Memorandum and for so long as any of the Notes remain Outstanding, neither the Issuer nor any Guarantor will (and the Issuer shall procure that no other Material Group Company will) create or permit to subsist any Encumbrance, other than Permitted Encumbrances over any of its assets, present or future, to secure any present or future Indebtedness of the Issuer, any Guarantor or other Material Group Company unless, at the same time, or prior thereto, the Issuer’s obligations under the Notes and all the Guarantors’ obligations under the Guarantee, as the case may be, either:

6.1.1	are secured equally and rateably therewith and any such instrument shall expressly provide therefor; or

6.1.2	have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by an Extraordinary Resolution of the Noteholders.

6.2	The Issuer shall be entitled but not obliged, to form, or procure the formation of, a trust or trusts or appoint, or procure the appointment of, an agent or agents to hold any such rights of security for the benefit or on behalf of such Noteholders.

7	INTEREST

7.1	Interest on Fixed Rate Notes

7.1.1	Except if otherwise specified in the Applicable Pricing Supplement, interest on Fixed Rate Notes will be paid on a six-monthly basis, on Interest Payment Dates. Each Fixed Rate Note bears interest on its outstanding Nominal Amount (or, if it is a Partly-Paid Note, the amount paid up) from (and including) the Interest Commencement Date specified in the Applicable Pricing Supplement at the rate(s) per annum equal to the Rate of Interest so specified payable in arrear on the Fixed Interest Payment Dates in each year up to and including the Maturity Date.

7.1.2	The first payment of interest will be made on the Fixed Interest Payment Date next following the Interest Commencement Date.

7.1.3	Except if otherwise specified in the Applicable Pricing Supplement, the amount of interest payable in respect of any six-month period shall be calculated by dividing the Rate of Interest by two and multiplying the product by the Nominal Amount, provided that:

7.1.3.1	if an Initial Broken Amount is specified in the Applicable Pricing Supplement, then the first Interest Amount shall equal the Initial Broken Amount specified in the Applicable Pricing Supplement; and

7.1.3.2	if a Final Broken Amount is specified in the Applicable Pricing Supplement, then the final Interest Amount shall equal the Final Broken Amount.

7.1.4	If interest is required to be calculated for a period other than a Fixed Interest Period, such interest shall be calculated on the basis of the actual number of days in such period divided by 365.

7.2	Interest on Floating Rate Notes and Indexed Interest Notes

7.2.1	Interest Payment Dates

Each Floating Rate Note and Indexed Interest Note bears interest on its outstanding Nominal Amount (or, if it is a Partly-Paid Note, the amount not paid up) from (and including) the Interest Commencement Date specified in the Applicable Pricing Supplement and such interest will be payable in arrear on the Interest Payment Date(s) in each year specified in the Applicable Pricing Supplement. Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

7.2.2	Rate of Interest

The Rate of Interest payable from time to time in respect of the Floating Rate Notes and Indexed Interest Notes will be determined in the manner specified in the Applicable Pricing Supplement.

7.2.3	Minimum and/or Maximum Rate of Interest

If the Applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of any such Interest Period determined in accordance with the above provisions is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest. If the Applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of any such Interest Period determined in accordance with the above provisions is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

7.2.4	Determination of Rate of Interest and Calculation of Interest Amount

The Calculation Agent, in the case of Floating Rate Notes and Indexed Interest Notes will, on or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest and calculate the Interest Amount payable in respect of each Floating Rate Note and Indexed Interest Note in respect of each Specified Denomination for the relevant Interest Period, and the Calculation Agent shall notify the Issuer of the Rate of Interest and the Interest Amount for the relevant Interest Period as soon as practicable after determining or calculating the same but in any event no later than the 4 (four) Business Days thereafter. Each Interest Amount shall be calculated by applying the Rate of Interest to the Specified Denomination, multiplying such product by the applicable Day Count Fraction and rounding the resultant figure to the nearest Sub-unit of the relevant Specified Currency, half a Sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

7.2.5	“Day Count Fraction” means, in respect of the calculation of an amount of interest for any Interest Period:

(a)	if “1/1” is specified, 1;

(b)	if “Actual/365”, “Act/365”, “Actual/Actual” or “Act/Act” is specified in the Applicable Pricing Supplement, the actual number of days in the Interest Period in respect of which payment is being made divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (i) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365); or

(c)	if “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A/365F” is specified in the Applicable Pricing Supplement, the actual number of days in the Interest Period in respect of which payment is being made divided by 365; or

(d)	if “Actual/365 Sterling” is specified in the Applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365, in the case of an Interest Payment Date falling in a leap year, 366; or

(e)	if “Actual/360”, “Act/360” or “A/360” is specified in the Applicable Pricing Supplement, the actual number of days in the Interest Period in respect of which payment is being made divided by 360; or

(f)

if “30/360”, “360/360” or “Bond Basis” is specified in the Applicable Pricing Supplement, the number of days in the Interest Period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (ii) that last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); or

(g)	if “30E/360” or “Eurobond Basis” is specified in the Applicable Pricing Supplement, the number of days in the Interest Period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of the final Interest Period, the Interest Payment Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month); or

(h)	such other calculation method as is specified in the Applicable Pricing Supplement.

7.2.6	Interest Determination, Screen Rate Determination including Fallback Provisions

Where ISDA Determination is specified in the Applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the Applicable Pricing Supplement) the Margin (if any). For the purposes of this sub-paragraph, “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by such agent as is specified in the Applicable Pricing Supplement under an interest rate swap transaction if that agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the most recent ISDA Definitions and under which:

(a)	the Floating Rate Option is as specified in the Applicable Pricing Supplement;

(b)	the Designated Maturity is the period specified in the Applicable Pricing Supplement; and

(c)	the relevant Reset Date is either: (i) if the applicable Floating Rate Option is based on ZAR-JIBAR-SAFEX, the first day of that Interest Period; or (ii) in any other case, as specified in the Applicable Pricing Supplement.

For the purposes of the above sub-paragraph “Floating Rate”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions specified in the Applicable Pricing Supplement.

Where Screen Rate Determination is specified in the Applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(a)	if the Relevant Screen Page is available,

(i)	the offered quotation (if only one quotation appears on the screen page); or

(ii)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage per annum) for the Reference Rate which appears on the Relevant Screen Page as at 11h00 (or as otherwise specified in the Applicable Pricing Supplement) (Johannesburg time) on the Interest Determination Date in question plus or minus (as indicated in the Applicable Pricing Supplement) the Margin (if any), all as determined by the Calculation Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations; or

(b)	if the Relevant Screen Page is not available or if, in the case of (i) above, no such offered quotation appears or, in the case of (ii) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph, the Calculation Agent shall request the principal Johannesburg office of each of the Reference Banks (as defined below) to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately 11h00 (Johannesburg time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Calculation Agent; or

(c)	if the Rate of Interest cannot be determined by applying the provisions of (a) and (b) above, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Calculation Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks offered, at approximately 11h00 (Johannesburg time) on the relevant Interest Determination Date, deposits in an amount approximately equal to the Nominal Amount of the Notes of the relevant Series, for a period equal to that which would have been used for the Reference Rate to prime banks in the Johannesburg inter-bank market plus or minus (as appropriate) the Margin (if any). If fewer than two of the Reference Banks provide the Calculation Agent with such offered rates, the Rate of Interest for the relevant Interest Period will be determined by the Calculation Agent as the arithmetic mean (rounded as provided above) of the rates for deposits in an amount approximately equal to the Nominal Amount of the Notes of the relevant Series, for a period equal to that which would have been used for the Reference Rate, quoted at approximately 11h00 (Johannesburg time) on the relevant Interest Determination Date, by the Reference Banks plus or minus (as appropriate) the Margin (if any). If the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the Applicable Pricing Supplement as being other than ZAR-JIBAR-SAFEX, the Rate of Interest in respect of such Notes will be determined as provided in the Applicable Pricing Supplement.

7.2.7	Notification of Rate of Interest and Interest Amount

The Issuer will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the JSE and the Central Depository and/or every other relevant exchange or authority as soon as possible after their determination but in any event no later than the fourth Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to the JSE, the Central Depository and/or every other relevant exchange or authority and to the Noteholders in accordance with Condition 17.

7.2.8	Certificates to be Final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this sub-paragraph 7.2, by the Calculation Agent shall (in the absence of wilful deceit, bad faith, manifest error or proven error) be binding on the Issuer and all Noteholders and in the absence as aforesaid no liability to the Issuer or the Noteholders shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

7.3	Mixed Rate Notes

The Interest Rate payable from time to time on Mixed Rate Notes shall be the Rate of Interest payable on the form of interest bearing Note (be it a Fixed Rate Note, Floating Rate Note, Indexed Note) specified for each respective period, each as specified in the Applicable Pricing Supplement. During each such applicable period, the Rate of Interest on the Mixed Rate Notes shall be determined and fall due for payment on the basis that such Mixed Rate Notes are Fixed Rate Notes, Floating Rate Notes, Indexed Notes, as the case may be.

7.4	Accrual of Interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date of its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue at the same Rate of Interest until the date on which all amounts due in respect of such Note have actually been paid, or, in respect of Notes evidenced by a Global Certificate or held in uncertificated form, the date on which the full amount of the moneys payable has been received by the Central Depository and notice to that effect has been given to Noteholders in accordance with the Applicable Procedures and Condition 17.

7.5	Business Day Convention

If any Interest Payment Date (or other date) which is specified in the Applicable Pricing Supplement to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(a)	the “Floating Rate Business Day Convention”, such Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event: (i) such Interest Payment Date (or other date) shall be brought forward to the first preceding Business Day and (ii) each subsequent Interest Payment Date (or other date) shall be the last Business Day in the month which falls the number of months or other period specified as the Interest Period in the Applicable Pricing Supplement after the preceding applicable Interest Payment Date (or other date) has occurred; or

(b)	the “Following Business Day Convention”, such Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day; or

(c)	the “Modified Following Business Day Convention”, such Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date (or other such date) shall be brought forward to the first preceding Business Day; or

(d)	the “Preceding Business Day Convention”, such Interest Payment Date (or other date) shall be brought forward to the first preceding Business Day.

8	PAYMENTS

8.1	Registered Notes/Uncertificated Notes

8.1.1

Payments of interest on an Individual Certificate shall be made to the registered holder of such Note, as set forth in the Register on the close of business on the Last Day to Register (as specified in the Applicable Pricing Supplement). In addition to the above, in the case of a final redemption payment, the holder of the Individual Certificate shall be required, on or before the Last Day to Register prior to the Maturity Date, to surrender such Individual Certificate at the offices of the Transfer Agent.

8.1.2	Payments of interest in respect of a Global Certificate or Uncertificated Notes will be made to the Central Depository, or such other registered holder of the Global Certificate or Uncertificated Notes, as shown in the Register on the Last Day to Register and the Issuer will be discharged by proper payment to the registered holder of the Global Certificate or Uncertificated Notes in respect of each amount so paid. Each of the persons shown in the records of the Central Depository and the Participants, as the case may be, shall look solely to the Central Depository or the Participant, as the case may be, for his share of each payment so made by the Issuer to the registered holder of such Global Certificate(s) or Uncertificated Note(s).

8.2	Method of Payment

8.2.1	Payments will be made by credit or transfer, by means of electronic settlement, to the Noteholder.

8.2.2	If the Issuer is prevented or restricted directly or indirectly from making any payment by electronic funds transfer in accordance with the preceding paragraph (whether by reason of strike, lockout, fire, explosion, floods, riot, war, accident, act of God, embargo, legislation, shortage of or breakdown in facilities, civil commotion, unrest or disturbances, cessation of labour, Government interference or control or any other cause or contingency beyond the control of the Issuer), the Issuer shall make such payment by cheque marked “not transferable” (or by such number of cheques as may be required in accordance with applicable banking law and practice) to make payment of any such amounts. Such payments by cheque shall be sent by post to the address of the Noteholder of Registered Notes as set forth in the Register or, in the case of joint Noteholders of Registered Notes, the address set forth in the Register of that one of them who is first named in the Register in respect of that Note.

8.2.3	Each such cheque shall be made payable to the relevant Noteholder or, in the case of joint Noteholders of Registered Notes, the first one of them named in the Register. Cheques may be posted by ordinary post, provided that neither the Issuer, nor the Paying Agent shall be responsible for any loss in transmission and the postal authorities shall be deemed to be the agent of the Noteholders for the purposes of all cheques posted in terms of this Condition 8.2.

8.2.4	In the case of joint Noteholders of Registered Notes payment by electronic funds transfer will be made to the account of the Noteholder first named in the Register. Payment by electronic transfer to the Noteholder first named in the Register shall discharge the Issuer of its relevant payment obligations under the Notes.

8.2.5	Payments will be subject in all cases to any fiscal or other laws, directives and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 10.

8.2.6	Holders of Uncertificated Notes shall not be required to present and/or surrender any documents of title to the Paying Agent; however; they may be required to present such other documentation as the Participant or Paying Agent (to the extent that the Participant is not the Paying Agent in terms of the Applicable Pricing Supplement) may prescribe under its then prevailing rules.

8.3	Payment Day

8.3.1	If the date for payment of any amount in respect of any Note is not a Business Day, then:

8.3.1.1	if a Business Day Convention is not specified in the Applicable Pricing Supplement, such date for payment shall be the following Business Day; or

8.3.1.2	if a Business Day Convention is specified in the Applicable Pricing Supplement, such date for payment shall be adjusted according to such Business Day Convention.

8.3.2	In respect of Floating Rate Notes, interest shall accrue to and be paid on the relevant date of payment. In respect of Fixed Rate Notes, the holder of such Note will not be entitled to further interest or other payment in respect of any delayed payment.

8.3.3	If the date for payment of any amount in respect of any Notes is not a Business Day and is not subject to any adjustment in accordance with a Business Day Convention, the holder thereof shall not be entitled to any further interest or other payment in respect of such delay.

8.4	Interpretation of Principal and Interest

8.4.1	Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

8.4.1.1	any additional amounts which may be payable with respect to principal under Condition 10;

8.4.1.2	the Final Redemption Amount of the Notes or the Early Redemption Amount of the Notes, as the case may be;

8.4.1.3	the Optional Redemption Amount(s) (if any) of the Notes;

8.4.1.4	in relation to Instalment Notes, the Instalment Amounts;

8.4.1.5	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 9.7.2); and

8.4.1.6	any premium and any other amounts which may be payable by the Issuer under or in respect of the Notes, but excluding for the avoidance of doubt, interest.

8.4.2	Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 10.

9	REDEMPTION AND PURCHASE

9.1	At Maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer in the Specified Currency at its Final Redemption Amount specified in, or determined in the manner specified in, the Applicable Pricing Supplement on the Maturity Date.

9.2	Redemption for Tax Reasons

Notes may be redeemed at the option of the Issuer, at any time (in the case of Notes other than Floating Rate Notes, Indexed Interest Notes or Mixed Rate Notes having an Rate of Interest then determined on a floating or indexed basis) or on any Interest Payment Date (in the case of Floating Rate Notes, Indexed Interest Notes or Mixed Rate Notes), on giving not less than 30 nor more than 60 days’ notice to the Noteholders prior to such redemption, in accordance with Condition 17 (which notice shall be irrevocable), if the Issuer, immediately prior to the giving of such notice, is of the reasonable opinion that:

9.2.1	as a result of any change in, or amendment to, the laws or regulations of the Republic of South Africa or any political sub-division of, or any authority in, or of, the Republic of South Africa having power to tax, or any change or amendment which becomes effective after the relevant Issue Date, the Issuer is or would be required to pay additional amounts as provided or referred to in Condition 10; and

9.2.2	the requirement cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due;

Notes may be redeemed by the Issuer in accordance with this Condition 9.2 in whole or in part:

9.2.3	notwithstanding that such partial redemption may not entirely avoid such obligation to pay additional amounts as provided for or referred to in Condition 10; and

9.2.4	mutatis mutandis in the manner described in Condition 9.3, provided that the references to the giving of notice therein and to the Minimum Redemption Amount and the Maximum Redemption Amount therein shall be disregarded for such purposes.

Notes redeemed for tax reasons pursuant to this Condition 9.2 will be redeemed at their Early Redemption Amount referred to in Condition 9.7, together (if appropriate) with interest accrued from (and including) the immediately preceding Interest Payment Date to (but excluding) the date of redemption or as specified in the Applicable Pricing Supplement.

9.3	Redemption at the Option of the Issuer

9.3.1	If the Issuer is specified in the Applicable Pricing Supplement as having an option to redeem, the Issuer may, having given not less than 30 nor more than 60 days’ irrevocable notice to the Noteholders in accordance with Condition 17, redeem all or some of the Notes (to which such applicable Pricing Supplement relates) then Outstanding on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the Applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date(s).

9.3.2	If redeemable in part, any such redemption must be of a Nominal Amount equal to the Minimum Redemption Amount or the Maximum Redemption Amount, both as indicated in the Applicable Pricing Supplement.

9.3.3	In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by Individual Certificates, and in accordance with the rules of Central Depository, the Settlement Agents and the JSE, in the case of Redeemed Notes represented by a Global Certificate or held in uncertificated form, and in each case not more than 60 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”).

9.3.4	In the case of Redeemed Notes represented by Individual Certificates, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 17 not less than 30 days prior to the date fixed for redemption. The aggregate Nominal Amount of Redeemed Notes represented by Individual Certificates shall bear the same proportion to the aggregate Nominal Amount of all Redeemed Notes as the aggregate Nominal Amount of Notes outstanding represented by Individual Certificates bears to the aggregate Nominal Amount of all the Notes outstanding, in each case on the Selection Date, provided that such first mentioned Nominal Amount shall, if necessary, be rounded downwards to the nearest integral multiple of the Specified Denomination and the aggregate Nominal Amount of Redeemed Notes represented by a Global Certificate or held in uncertificated form shall be equal to the balance of the Redeemed Notes. No exchange of the relevant Global Certificate or Uncertificated Notes will be permitted during the period from and including the Selection Date to and including the date fixed for redemption pursuant to this sub-paragraph and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 17 at least 10 days prior to the Selection Date.

9.3.5	Holders of Redeemed Notes shall surrender the Individual Certificates, representing the Notes in accordance with the provisions of the notice given to them by the Issuer as contemplated above. Where only a portion of the Notes represented by such Individual Certificates are redeemed, the Transfer Agent shall deliver new Individual Certificates to such Noteholders in respect of the balance of the Notes.

9.4	Redemption at the Option of the Noteholders

9.4.1	If Noteholders are specified in the Applicable Pricing Supplement as having an option to request the redemption of Notes, such Noteholders may exercise such option in respect of such Notes represented by Individual Certificates by delivering to the Transfer Agent, in accordance with Condition 17, a duly executed notice (“Put Notice”), at least 30 days but not more than 60 days, prior to the Optional Redemption Date.

9.4.2	For redemption in part, the redemption amount specified in such Put Notice in respect of any such Note must be of a Nominal Amount equal to or greater than the Minimum Redemption Amount or equal to or less than the Maximum Redemption Amount, each as indicated in the Applicable Pricing Supplement.

9.4.3	The redemption of Notes represented by a Global Certificate or where the Notes were issued in uncertificated form, shall take place in accordance with the Applicable Procedures.

9.4.4	The Issuer shall proceed to redeem the Notes in respect of which such option has been exercised in accordance with the terms of the Applicable Pricing Supplement, at the Optional Redemption Amount and on the Optional Redemption Date, together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date(s).

9.4.5	In the event that the redeeming Noteholder is the holder of an Individual Certificate, then such Noteholder shall (attached to the Put Notice) deliver the Individual Certificate to the Transfer Agent for cancellation. A holder of an Individual Certificate shall in that holder’s Put Notice specify a bank account into which the redemption payment amount is to be paid.

9.4.6	The delivery of Put Notices shall be required to take place during normal office hours of the Issuer and Transfer Agent. Put Notices shall be available from the specified offices of the Transfer Agent.

9.4.7	Any Put Notice given by a holder of any Note pursuant to this paragraph shall be irrevocable except where after giving the notice but prior to the due date of redemption an Event of Default shall have occurred and be continuing in which event such Noteholder, at its option, may elect by notice to the Issuer to withdraw the notice given pursuant to this paragraph and instead to declare such Note forthwith due and payable pursuant to Condition 15.

9.4.8	The Issuer shall have no liability to remedy any defects in any Put Notice or bring any such defects to the attention of any Noteholder.

9.5	Redemption at the Option of the Noteholders following a Redemption Event

9.5.1	A “Redemption Event” shall occur if –

9.5.1.1	any Material Group Company ceases to carry on the whole or a substantial part of its business (other than pursuant to a Solvent Reconstruction of such Material Group Company) and such cessation causes a Downgrade to occur within 60 Business Days of such cessation; or

9.5.1.2	any Material Group Company disposes of the whole or substantial part of its business or assets (other than pursuant to a Solvent Reconstruction of such Material Group Company) and such disposal causes a Downgrade to occur within 60 Business Days of such disposal; or

9.5.1.3	any governmental consent, license, approval or authorisation now or in future necessary to enable a Material Group Company to conduct the whole or a substantial part of its business is not obtained and such failure causes a Downgrade to occur within 60 Business Days of such failure; or

9.5.1.4	any governmental consent, license, approval or authorisation now or in future necessary to enable a Material Group Company to conduct the whole or a substantial part of its business is revoked, modified, withdrawn or withheld or ceases to be in full force and effect, and such revocation, modification, withdrawal, withholding or cessation causes a Downgrade to occur with in 60 Business Days of such revocation, modification, withdrawal, withholding or cessation.

9.5.2	If a Redemption Event occurs, then the Issuer will be obliged to convene a separate meeting of the Noteholders of each Series of Notes, in accordance with Condition 19, within 40 Business Days of the occurrence of the Redemption Event, to consider the possible early redemption of the Notes

9.5.3	If at any such meeting, the holders of any Series of Notes pass an Extraordinary Resolution for the early redemption of the Notes of that Series, then the Issuer shall redeem each Note in that Series of Notes within 20 Business Days of the passing of such Extraordinary Resolution at its Early Redemption Amount, together with accrued interest (if any) to the date of redemption.

9.6	Redemption at the Option of the Noteholders following a Change of Control Event

9.6.1	A “Change of Control Event” shall occur if -

9.6.1.1	a Change of Control occurs; and

9.6.1.2	within the Change of Control Period, in relation to any solicited rating, on a South African national scale, assigned to the Notes that are rated by a Rating Agency or in relation to any solicited rating, on a South African national scale, assigned to the Issuer by a Rating Agency, a Change of Control Rating Downgrade in relation to such Notes or the Issuer, as the case may be, occurs in respect of that Change of Control.

9.6.2	Promptly upon the Issuer becoming aware that a Change of Control Event has occurred, the Issuer shall be obliged to convene a separate meeting of the Noteholders of each Series of Notes, in accordance with Condition 19, within 40 Business Days of the occurrence of the Change of Control Event, to consider the possible early redemption of the Notes.

9.6.3	If at any such meeting, the holders of any Series of Notes pass an Extraordinary Resolution for the early redemption of the Notes of that Series, then the Issuer shall redeem each Note in that Series of Notes within 20 Business Days of the passing of such Extraordinary Resolution at its Early Redemption Amount, together with accrued interest (if any) to the date of redemption.

9.7	Early Redemption Amounts

For the purpose of the Condition 9.2, 9.5, 9.6 and Condition 15, the Notes will be redeemed at the Early Redemption Amount calculated as follows:

9.7.1	in the case of Notes with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof; or

9.7.2	in the case of Notes (other than Zero Coupon Notes) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount specified in, or determined in the manner specified in, the Applicable Pricing Supplement or, if no such amount or manner is so specified in the Pricing Supplement, at their Nominal Amount; or

9.7.3	in the case of Zero Coupon Notes, at an amount (the “Amortised Face Amount”) equal to the sum of: (i) the Reference Price; and (ii) the product of the Implied Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable, or such other amount as is provided in the Applicable Pricing Supplement.

Where such calculation is to be made for a period which is not a whole number of years, it shall be calculated on the basis of actual days elapsed divided by 365 or such other calculation basis as may be specified in the Applicable Pricing Supplement.

9.8	Instalment Notes

Instalment Notes will be redeemed at the Instalment Amounts and on the Instalment Dates. In the case of early redemption in accordance with Conditions 9.2 or 15, the Early Redemption Amount will be determined pursuant to Condition 9.7.

9.9	Partly-Paid Notes

If the Notes are Partly-Paid Notes, they will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition 9 and the Applicable Pricing Supplement. In the case of early redemption in accordance with Conditions 9.2 or 15, the Early Redemption Amount will be determined pursuant to Condition 9.7.

9.10	Exchangeable Notes

If the Notes are Exchangeable Notes, they will be redeemed, whether at maturity, early redemption or otherwise in the manner indicated in the Applicable Pricing Supplement. Exchangeable Notes in respect of which Mandatory Exchange is indicated in the Applicable Pricing Supplement as applying, or upon the exercise by the Noteholder of the Noteholder’s Exchange Right (if applicable), will be redeemed by the Issuer delivering to each Noteholder so many of the Exchange Securities as are required in accordance with the Exchange Price. The delivery by the Issuer of the Exchange Securities in the manner set out in the Applicable Pricing Supplement shall constitute the in specie redemption in full of such Notes.

9.11	Purchases

The Issuer or any of its Subsidiaries may at any time purchase Notes at any price in the open market or otherwise. Such Notes may, subject to applicable law, be held, resold, or, at the option of the Issuer surrendered to the Transfer Agent for cancellation.

9.12	Cancellation

All Notes which have been redeemed will forthwith be cancelled. All Notes so cancelled shall be forwarded to the Issuer and cannot be re-issued or resold. Where only a portion of Notes represented by a Certificate are cancelled, the Transfer Agent shall deliver a Certificate to such Noteholder in respect of the balance of the Notes.

9.13	Late Payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to Condition 9 or upon its becoming due and repayable as provided in Condition 15 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in Condition 9.6.2 as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of: (i) the date on which all amounts due in respect of such Zero Coupon Note have been paid; and (ii) 5 days after the date on which the full amount of the moneys payable has been received by the Central Depository, and notice to that effect has been given to the Noteholder in accordance with Condition 17.

10	TAXATION

As at the date of issue of this Programme Memorandum, all payments of principal or interest in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (“taxes”) of whatever nature imposed or levied by or in or on behalf of the Republic of South Africa or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law.

In the event of any withholding or deduction in respect of taxes being levied or imposed in the Republic of South Africa on interest or principal payments on Debt Instruments (as defined below), the Issuer will pay such additional amounts as shall be necessary in order that the net amounts received by the Noteholders after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, as the case may be, in the absence of such withholding or deduction except that no such additional amounts shall be payable with respect to any Note:

10.1	held by or on behalf of a Noteholder, who is liable for such taxes in respect of such Note by reason of it having some connection with the Republic of South Africa other than the mere holding of such Note or the receipt of principal or interest in respect thereof; or

10.2	held by or on behalf of a Noteholder which would not be liable or subject to the withholding or deduction by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

10.3	where such withholding or deduction is in respect of taxes levied or imposed on interest or principal payments only by virtue of the inclusion of such payments in the Taxable Income or Taxable Gains (each as defined below) of any Noteholder; or

10.4	where (in the case of any payment of principal or interest which is conditional on surrender of the relevant Certificate in accordance with these Terms and Conditions) the relevant Certificate is surrendered for payment more than 30 days after the Relevant Date except to the extent that the relevant Noteholder would have been entitled to an additional amount on presenting the Certificate for payment on such thirtieth day; or

10.5	if such withholding or deduction arises through the exercise by revenue authorities of special powers in respect of tax defaulters; or

10.6	where the Noteholder is entitled to claim a tax reduction, credit or similar benefit in respect of such withholding or deduction in terms of the Noteholder’s domestic tax laws or applicable double tax treaty.

For the purposes of this Condition 10:

“Debt Instrument” means any “instrument” as defined in section 24J(1) of the Income Tax Act;

“Taxable Income” means any “taxable income” as defined in section 1 of the Income Tax Act;

“Taxable Gain” means any “taxable capital gain” as defined in paragraph 1 of Schedule 8 to the Income Tax Act; and

“Income Tax Act” means the Income Tax Act, 1962.

11	CERTIFICATES

11.1	Listed Registered Notes will initially be evidenced by a single Global Certificate which will be lodged with the Central Depository or may be issued in the form of an Uncertificated Note. The Central Depository’s nominee will be reflected in the Register as the holder of the Global Certificate or Uncertificated Note. The issue of a Global Certificate may be replaced by the issue of Uncertificated Notes in terms of Section 37 of the Securities Services Act.

11.2	A Beneficial Interest in Notes will be exchangeable for an Individual Certificate if (i) a written request for Notes in definitive form is submitted by the holder of the Beneficial Interest to the relevant Participant not later than 14 days prior to the requested date of such exchange, (ii) the Applicable Procedures for obtaining such a Certificate from the Transfer Agent are followed, and (iii) an equivalent number of Notes are transferred in accordance with the provisions of Condition 13 from the Central Depository or its nominee to the holder of such Beneficial Interest. If only part of the Notes represented by a Global Certificate are exchanged, a new Global Certificate for the balance will be issued and the cancelled Global Certificate will be retained by the Transfer Agent.

11.3	A Noteholder shall be entitled to receive a Certificate evidencing the Notes transferred to that Noteholder within 7 days after registration of that transfer in accordance with Condition 13 (and which will apply mutatis mutandis to such Certificate), provided that joint Noteholders will be entitled to receive only one Certificate in respect of that joint holding, and the delivery to one of those Noteholders shall be delivery to all of them.

11.4	A Noteholder shall be entitled to receive a Certificate in respect of a Registered Note which is not listed within 7 days of becoming entitled thereto, provided that joint Noteholders will be entitled to receive only one Certificate in respect of that joint holding, and the delivery to one of those Noteholders shall be delivery to all of them.

11.5	If a Certificate is worn out or defaced then, within 14 days of its presentation to the Transfer Agent, the Transfer Agent shall cancel that Certificate and issue a new Certificate in its place.

11.6	If a Certificate is lost or destroyed then upon proof thereof to the satisfaction of the Transfer Agent, a new Certificate in lieu thereof may be issued to the person entitled to that lost or destroyed Certificate provided that the Noteholder shall provide the Transfer Agent and the Issuer with an indemnity and pay any out-of-pocket expenses incurred in connection with the indemnity. The person providing the indemnity and the form of the indemnity shall be to the satisfaction of the Issuer. The new Certificate shall be issued within 14 days from the date that the conditions for issuing such Certificate have been fulfilled.

11.7	An entry as to the issue of a new Certificate and indemnity (if any) shall be made in the Register (in respect of Registered Notes) upon the date of issue of the new Certificate.

11.8	Certificates to be provided by the Issuer to Noteholders shall be collected by the Noteholders from the Transfer Agent.

11.9	Certificates shall be provided where relevant by the Issuer without charge, save as otherwise provided in these Terms and Conditions. Separate costs and expenses relating to the provision of Certificates and/or the transfer of Notes may be levied by other persons, such as a Settlement Agent, under the Applicable Procedures and such costs and expenses shall not be borne by the Issuer. The costs and expenses of delivery of Certificates otherwise than by ordinary post (if any) and, if the Issuer shall so require, taxes or governmental charges or insurance charges that may be imposed in relation to such mode of delivery shall be borne by the Noteholder.

12	REGISTER

12.1	The Register of Noteholders:

12.1.1	shall be kept at the office of the Transfer Agent or such other person as may be appointed for the time being by the Issuer to maintain the Register;

12.1.2	shall contain the names, addresses and bank account numbers of the registered Noteholders;

12.1.3	shall show the total Nominal Amount of the Notes held by Noteholders;

12.1.4	shall show the dates upon which each of the Noteholders was registered as such;

12.1.5	shall show the serial numbers of the Certificates and the dates of issue thereof;

12.1.6	shall be open for inspection at all reasonable times during business hours on Business Days by any Noteholder or any person authorised in writing by a Noteholder;

12.1.7	shall be closed during the Books Closed Period.

12.2	The Transfer Agent shall alter the Register in respect of any change of name, address or account number of any of the Noteholders of which it is notified.

12.3	Except as provided for in these Terms and Conditions or as required by law, in respect of Registered Notes, the Issuer will only recognise a Noteholder as the owner of the Notes registered in that Noteholder’s name as per the Register.

12.4	Except as provided for in these Terms and Conditions or as required by law, the Issuer shall not be bound to enter any trust in the Register or to take notice of or to accede to the execution of any trust (express, implied or constructive) to which any Certificate may be subject.

13	TRANSFER OF NOTES

13.1	Registered Notes

Beneficial Interests in Notes registered in the name of the Central Depository or its nominee may be transferred in accordance with the Applicable Procedures. Such transfers will not be recorded in the Register. In order for any transfer of Registered Notes to be effected through the Register and for the transfer to be recognised by the Issuer, each transfer of a Registered Note:

13.1.1	must be in writing and in the usual form or in such other form approved by the Transfer Agent;

13.1.2	must be signed by the relevant Noteholder and the transferee, or any authorised representatives of that registered Noteholder or transferee;

13.1.3	shall only be in respect of the Specified Denomination of the Note or integral multiples thereof, and consequently the Issuer will not recognise any fraction of the Specified Denomination;

13.1.4	must be delivered to the Transfer Agent together with the Certificate in question for cancellation (if only part of the Notes represented by a Certificate is transferred, a new Certificate for the balance will be issued to the transferor and the cancelled Certificate will be retained by the Transfer Agent).

The transferor of any Notes represented by a Certificate will be deemed to remain the owner thereof until the transferee is registered in the Register as the holder thereof.

Before any transfer is registered all relevant transfer taxes (if any) must have been paid and such evidence must be furnished as the Transfer Agent reasonably requires as to the identity and title of the transferor and the transferee.

No transfer will be registered whilst the Register is closed.

If a transfer is registered then the transfer form and cancelled Certificate will be retained by the Transfer Agent.

In the event of a partial redemption of Notes under Condition 9.3, the Transfer Agent shall not be required, in terms of Condition 9.3, to register the transfer of any Notes during the period beginning on the tenth day before the date of the partial redemption and ending on the date of the partial redemption (both inclusive).

14	PRESCRIPTION

The Notes will become void unless presented for payment of principal within a period of three years after the Relevant Date, save that claims against the Issuer under any Certificate constituting a “bill of exchange or other negotiable instrument” in accordance with section 11 of the Prescription Act, 1969 will prescribe within a period of six years after the Relevant Date.

15	EVENTS OF DEFAULT

An Event of Default shall occur if:

15.1	Non Payment

The Issuer fails to pay the Nominal Amount or any interest due in respect of the Notes on its due date for payment and such failure continues for a period of 5 (five) Business Days after receiving written notice from any Noteholder demanding such payment; or

15.2	Other Obligations

The Issuer or any Guarantor fails to perform or observe any of its other obligations under any of the Terms and Conditions or the Guarantee, as the case may be, and such failure continues for a period of 30 (thirty) calendar days after receipt by the Issuer or any Guarantor of a notice from any Noteholder in respect of such failure (and for these purposes, a failure to perform or observe an obligation shall be deemed to be remediable notwithstanding that the failure results from not doing an act or thing by a particular time); or

15.3	Negative Pledge

Any Material Group Company fails to remedy a breach of Condition 6 by any of them and such failure continues for a period of 7 (seven) Business Days after receipt by the Issuer (in respect of a breach by itself or by any other Material Group Company) or by a Guarantor (in respect of a breach by such Guarantor) of written notice from any Noteholder requiring same to be remedied; or

15.4	Cross Default

a)	Any Indebtedness of any Material Group Company is not paid when due and payable, or where there is an applicable grace period, on the expiry of such grace period; or

b)	Any Indebtedness of any Material Group Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described); or

c)	Any commitment for any Indebtedness of any Material Group Company is cancelled or suspended by a creditor of any Material Group Company as a result of an event of default (however described); or

d)	Enforcement of any Encumbrance over any assets of any Material Group Company,

provided that in each case no event shall constitute an Event of Default unless the aggregate amount of Indebtedness or commitment for Indebtedness falling within paragraphs (a) to (d) above, exceeds $20,000,000 (twenty million United States dollars) (or its equivalent in any other currency); or

15.5	Insolvency

a)	Any Material Group Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its classes of creditors with a view to rescheduling any of its Indebtedness which, in the case of a Material Group Company, could reasonably be expected to have a material adverse effect on the ability of the Issuer and its subsidiaries taken as a whole, to meet its payment obligations under the Notes; or

b)	The value of the assets of any Material Group Company is less than its liabilities (taking into account contingent and prospective liabilities) which in the case of a Material Group Company could reasonably be expected to have a material adverse effect on the ability of the Issuer and its subsidiaries taken as a whole, to meet its payment obligations under the Notes; or

c)	A moratorium is declared in respect of any Indebtedness of any Material Group Company; or

15.6	Insolvency Proceedings

Any corporate action, legal proceedings or other similar procedure or step is taken in relation to:

a)	the suspension of payments, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Group Company; or

b)	a composition, compromise, assignment or arrangement with any creditor or class of creditors of any Material Group Company; or

c)	the appointment of a liquidator, receiver, administrator, administrative receiver, judicial manager, compulsory manager or other similar officer in respect of any Material Group Company or any of its assets, any analogous procedure or step is taken in any jurisdiction (in each case otherwise than in respect of a Solvent Reconstruction or for purposes of a reorganisation approved by a Extraordinary Resolution of the Noteholders) and any such procedure or proceedings are not contested in good faith nor discharged within 30 (thirty) days (or such shorter period provided for contesting such procedure or proceedings under the laws of the relevant jurisdiction); or

15.7	Governmental Intervention

By or under the authority of any government:

a)	the management of any Material Group Company is wholly or partially displaced or the authority of any Material Group Company in the conduct of its business is wholly or partially taken over; or

b)	all or a majority of the issued shares of any Material Group Company or material part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired; or

15.8	Unlawfulness

It is or becomes unlawful for the Issuer or a Guarantor to perform any of its obligations under the Programme Memorandum or the Guarantee, as the case may be, or such obligations cease to be legal, valid, binding or enforceable obligations; or

15.9	Failure to comply with final judgment

Any Material Group Company fails within 5 (five) Business Days of the due date to comply with or pay any sum due from it under any material final judgement or any final order made or given by any court of competent jurisdiction. For the purposes of this Condition 15.9, a “material final judgement” shall be any judgement for the payment of a sum of money in excess of $20,000,000 (twenty million United States dollars).

If the Issuer becomes aware of the occurrence of any Event of Default, the Issuer shall forthwith notify all Noteholders, all Guarantors and the JSE in writing.

If any one or more of the Events of Default shall have occurred and be continuing, then any Noteholder may, by written notice to the Issuer at the registered office of the Issuer, effective upon the date of receipt thereof by the Issuer, declare the Note held by the holder to be forthwith due and payable whereupon the same shall become forthwith due and payable at the Early Redemption Amount (as described in Condition 9.7), together with accrued interest (if any) to the date of repayment, or as specified in the Applicable Pricing Supplement, provided that no such action may be taken by a holder of Notes if the Issuer, or any Guarantor, as the case may be, withholds or refuses to make any such payment in order to comply with any law or regulation of the Republic of South Africa or to comply with any order of a court of competent jurisdiction. For the purpose of this Condition 15, any indebtedness which is in a currency other than South African Rand shall be translated into South African Rand at the spot rate for the sale of South African Rand against the purchase of the relevant currency quoted by the Calculation Agent on the date of such Event of Default.

16	CALCULATION AGENT AND OTHER AGENTS

Any third party appointed by the Issuer as Calculation Agent, Transfer Agent or otherwise shall act solely as the agents of the Issuer and does not assume any obligation towards or relationship of agency or trust for or with any Noteholders. The Issuer is entitled to vary or terminate the appointment of such agents and/or appoint additional or other agents and/or approve any additional or other agents.

17	NOTICES

17.1	Notices to holders of Registered Notes shall be valid if mailed to their registered addresses appearing in the Register. Any such notice shall be deemed to have been given on the seventh day after the day on which it is mailed.

17.2	In the event of there being any Individual Certificates in issue, such notices shall be published, not earlier than four days after the date of posting of such notice in terms of this clause (i) in an English language daily newspaper of general circulation in the Republic of South Africa and (ii) and for so long as the Notes are listed on the bond market of the JSE or such other Financial Exchange upon which the Notes are listed, a daily newspaper of general circulation in the city in which the JSE or such other Financial Exchange is situated, and any such notices shall be deemed to have been given on the date of first publication.

17.3	If any notice is given to holders of Notes represented by a Global Certificate, a copy thereof shall be delivered to the JSE, the Central Depository and the Settlement Agents.

17.4	Any notice to the Issuer shall be deemed to have been received by the Issuer, if delivered to the registered office of the Issuer, on the date of delivery, and if sent by registered mail, on the seventh day after the day on which it is sent, together with a certified copy of the relevant Certificate. The Issuer may change its registered office upon prior written notice to Noteholders specifying such new registered office.

17.5	For so long as any of the Notes are represented by a Global Certificate, notice may be given by any holder of a Beneficial Interest in Notes represented by a Global Certificate to the Issuer via the relevant Settlement Agent in accordance with the Applicable Procedures, in such manner as the Issuer and the relevant Settlement Agent may approve for this purpose.

18	AMENDMENT OF THESE TERMS AND CONDITIONS

18.1	These Terms and Conditions set out all the rights and obligations relating to the Notes and, subject to the further provisions of this Condition 18, no addition, variation or consensual cancellation of these Terms and Conditions shall be of any force or effect unless reduced to writing and signed by or on behalf of the Issuer and the Noteholders.

18.2	No modification of these Terms and Conditions may be effected without the written agreement of the Issuer. The Issuer may effect, without the consent of the relevant Noteholders, any modification of the Terms and Conditions which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of the law of the jurisdiction in which the Issuer is incorporated, provided that the consent of the JSE shall be required where such Notes are listed. Any such modification shall be binding on the relevant Noteholders and any such modification shall be notified to the relevant Noteholders in accordance with Condition 17 as soon as practicable thereafter.

18.3

The Issuer may, with the prior sanction of an Extraordinary Resolution of Noteholders or with the prior written consent of Noteholders holding not less than 66 2/3% (sixty six and two thirds per cent.) in Nominal Amount of the Notes outstanding from time to time, amend these Terms and Conditions, provided that no such amendment shall be of any force or effect unless notice of the intention to make such amendment shall have been given to all Noteholders in terms of Condition 17.

19	MEETINGS OF NOTEHOLDERS

19.1	The Issuer may at any time convene a meeting of all Noteholders or holders of any Series of Notes upon at least 21 days’ prior written notice to such Noteholders. This notice is required to be given in terms of Condition 17. Such notice shall specify the date, place and time of the meeting to be held, which place shall be in the Republic of South Africa.

19.2	Every director or duly appointed representative of the Issuer may attend and speak at a meeting of Noteholders, but shall not be entitled to vote, other than as a proxy or representative of a Noteholder.

19.3	Noteholders holding not less than 10% (ten per cent) in Nominal Amount of the outstanding Notes or Series of Notes, as the case may be, shall be able to request the Issuer to convene a meeting of Noteholders. Should the Issuer fail to requisition such a meeting within 10 days of such a request being received by the Issuer, the Noteholders requesting such a meeting may convene such meeting.

19.4	A Noteholder may by an instrument in writing (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of the Noteholders.

19.5	Any Noteholder which is a corporation may by resolution of its directors or other governing body authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of the Noteholders.

19.6	Any proxy or representative appointed shall, so long as the appointment remains in force, be deemed for all purposes in connection with any meeting or proposed meeting of the Noteholder specified in the appointment, to be the holder of the Notes to which the appointment relates and the holder of the notes shall be deemed for such purposes not to be the holder.

19.7	The chairman of the meeting shall be appointed by the Issuer. The procedures to be followed at the meeting shall be as determined by the chairman subject to the remaining provisions of this Condition 19. Should the Noteholder requisition a meeting, and the Issuer fail to call such a meeting within 10 days of the requisition, then the chairman of the meeting held at the instance of the Noteholders shall be selected by a majority of Noteholders present in person, by representative or by proxy.

19.8	At any such meeting one or more Noteholders present in person, by representative or by proxy, holding in aggregate not less than one third of the Nominal Amount of Notes for the time being outstanding shall form a quorum for the transaction of business. On a poll, each Noteholder present in person or by proxy at the meeting shall have the number of votes equal to the number of Notes, by denomination, held by the Noteholder.

19.9	If within half an hour (or such longer period as those present may agree) after the time appointed for such meeting, the said quorum as referred to in 19.7 above is not present, the meeting will stand adjourned to the same day of the next week (or if that day is not a business day, the following business day) at the same time and place. Written notice of such adjourned meeting (incorporating an agenda) shall be given to all Noteholders not less than 72 (seventy two) hours before such adjourned meeting is to be held.

19.10	At such adjourned meeting, provided that one or more Noteholders in person, by representative or by proxy are present, such Noteholders shall form the quorum for the transaction of business.

20	FURTHER ISSUES

The Issuer shall be at liberty from time to time without the consent of the Noteholders to create and issue further Notes having terms and conditions the same as any of the other Notes issued under the Programme or the same in all respects save for the amount and date of the first payment of interest thereon, the Issue Price and the Issue Date, so that the further Notes shall be consolidated to form a single Series with the Outstanding Notes.

21	GOVERNING LAW

The Notes and all rights and obligations to the Notes are governed by, and shall be construed in accordance with, the laws of the Republic of South Africa in force from time to time.

22	INTERPRETATION

In these Terms and Conditions, unless inconsistent with the context, any reference to:

22.1	one gender includes a reference to the others;

22.2	the singular includes the plural and vice versa;

22.3	natural persons include juristic persons and vice versa;

22.4	any agreement or instrument is a reference to that agreement or instrument as amended, supplemented, varied, novated, restated or replaced from time to time, and amended or amendment will be construed accordingly;

22.5	a provision of law is a reference to that provision as amended or re-enacted, and includes any subordinate legislation;

22.6	any person includes that person’s permitted successor, transferee, assignee, cessionary and/or delegate.

23	GUARANTEE

23.1	The Issuer has procured that the payment obligations of the Issuer under the Notes are jointly and severally, unconditionally and irrevocably, guaranteed by each Guarantor on the terms and conditions as contained in the Guarantee, as described in the section of the Programme Memorandum headed “The Guarantee”.

23.2	A Guarantor that ceases to be a Material Subsidiary of the Issuer shall cease to be a Guarantor, provided that no amount is then due under the Guarantee .The Issuer shall notify the Noteholders in writing of such cessation in accordance with Condition 17.

SIGNED at Sandton this 6th day of April 2009.

For and on behalf of

GOLD FIELDS LIMITED

(AS ISSUER)

/s/ Nicholas John Holland	/s/ Gayle Margaret Wilson
Signature:	Signature:

Nicholas John Holland	Gayle Margaret Wilson
Name:	Name:

Director	Director
Designation:	Designation:

Address: 150 Helen Road, Sandown, Sandton Tel: +2711 562 9700

USE OF PROCEEDS

The proceeds from each issue of Notes will be applied by the Issuer as specified in the Applicable Pricing Supplement.

RISK FACTORS

In addition to the other information included in this Programme Memorandum, the considerations listed below could have a material adverse effect on Gold Fields’ business, financial condition or results of operations The risks set forth below comprise all material risks currently known to Gold Fields. However, there may be additional risks that Gold Fields does not currently know of or that Gold Fields currently deems immaterial based on the information available to it. These factors should be considered carefully, together with the information and financial data set forth in this document and the Document Incorporated by Reference.

The Risk Factors and other information and financial data may change from time to time. It is recommended that this Programme Memorandum should be read in conjunction with the Documents Incorporated by Reference especially those issued by Gold Fields subsequent to the issue of this Programme Memorandum.

•

Changes in the market price for gold, and to a lesser extent copper, which in the past have fluctuated widely, affect the profitability of Gold Fields’ operations and the cash flows generated by those operations.

•

Because Gold Fields does not use commodity or derivative instruments to protect against low gold prices with respect to its production, Gold Fields is exposed to the impact of any significant decline in the gold price. Gold Fields’ reserves are estimates based on a number of assumptions, any changes to which may require Gold Fields to lower its estimated reserves.

•	To the extent that Gold Fields seeks to expand through acquisitions, it may experience problems in executing acquisitions or managing and integrating the acquisitions with its existing operations.

•	To the extent that Gold Fields seeks to expand through its exploration programme, it may experience problems associated with mineral exploration or developing mining projects.

•

Due to the nature of mining and the type of gold mines it operates, Gold Fields faces a material risk of liability, delays and increased production costs from environmental and industrial accidents and pollution.

•	If Gold Fields experiences further losses of senior management or is unable to hire and retain sufficient technically skilled employees, its business may be materially and adversely affected.

•

Because gold is generally sold in U.S. dollars, while most of Gold Fields’ production costs are in Rand and other non-U.S. dollar currencies, Gold Fields’ operating results or financial condition could be materially harmed by an appreciation in the value of these other currencies.

•	Economic or political instability in the countries or regions where Gold Fields’ operates may have an adverse effect on Gold Fields’ operations and profits.

•

Some of Gold Fields’ power suppliers have forced it to halt or curtail activities at its mines, due to severe power disruptions. Power stoppages, fluctuations and power cost increases may adversely affect Gold Fields’ results of operations and its financial condition.

•	Actual and potential shortages of production inputs may have an adverse effect on Gold Fields’ operations and profits.

•	The transportation of concentrate produced at Cerro Corona by truck and ship can be interrupted, or result in environmental damage.

•	Gold Fields’ insurance coverage may prove inadequate to satisfy potential claims.

•	Gold Fields’ financial flexibility could be materially constrained by South African exchange control regulations.

•	Gold Fields’ operations and financial condition may be adversely affected by labor disputes or changes in labor laws.

•	Gold Fields may suffer adverse consequences as a result of its reliance on outside contractors to conduct some of its operations.

•	Gold Fields’ South African operations may be adversely affected by increased labor costs or industrial action at its mining operations in South Africa.

•	HIV/AIDS poses risks to Gold Fields in terms of lost productivity and increased costs.

•	Gold Fields’ operations in South Africa are subject to environmental and health and safety regulations which could impose significant costs and burdens.

•	Gold Fields’ mineral rights in South Africa have become subject to new legislation which could impose significant costs and burdens.

•	Gold Fields’ land and mineral rights in South Africa could be subject to land restitution claims which could impose significant costs and burdens.

•

Illegal mining occurs on Gold Fields’ properties in Ghana, is difficult to control, can disrupt Gold Fields’ business and can expose Gold Fields to liability. Gold Fields’ operations in Ghana are subject to environmental and health and safety laws and regulations which could impose significant costs and burdens. Gold Fields’ mineral rights in Ghana are currently subject to regulations, and may become subject to new regulations, which could impose significant costs and burdens.

•

Gold Fields’ operations in Australia are subject to environmental and health and safety laws and regulations which could impose significant costs and burdens. Gold Fields’ tenements in Australia are subject to native title claims and include Aboriginal heritage sites which could impose significant costs and burdens.

•

Gold Fields mineral rights in Peru are currently subject to regulations, and may become subject to new regulations, which could impose significant costs and burdens. Gold Fields’ operations in Peru are subject to environmental and health and safety laws and regulations which could impose significant costs and burdens.

•	The acquisition of Western Areas, BGSA and South Deep may expose Gold Fields to unknown liabilities and risks.

•

Gold Fields has not independently confirmed the reliability of the South Deep, BGSA or Western Areas information for the period prior to their respective acquisitions by Gold Fields included in its annual report publications to date.

DESCRIPTION OF GOLD FIELDS LIMITED

Introduction

Gold Fields is a significant producer of gold and major holder of gold reserves in South Africa, Ghana, Australia and Peru. Gold Fields is primarily involved in underground and surface gold mining and related activities, including exploration, extraction, processing and smelting. Gold Fields also has an interest in a platinum group metal exploration project. Gold Fields is one of the largest gold producers in the world, based on annual production.

The majority of Gold Fields’ operations, based on gold production, are located in South Africa. In addition, Gold Fields has gold and other precious metal exploration activities and interests in Africa, Eurasia, Australasia, and the Americas.

As of 30 June 2009, Gold Fields had attributable gold Resources (excluding platinum and copper equivalents) of approximately 255.4 million (30 June 2008: 234.5 million) ounces and Proven and Probable Reserves of approximately 78.9 million (30 June 2008: 80.5 million) ounces, net of 4.1 and 3.8 million ounces depletion from the Resource and Reserve respectively.

In the year ended 30 June 2009, Gold Fields processed 52.9 million tons of ore and produced 3.691 million ounces of gold, of which 3.414 million ounces were attributable to Gold Fields.

Organizational Structure

Gold Fields is a holding company with its significant ownership interests organized as set forth below.

Group Structure(1)

Gold Fields Limited
other subsidiaries and investments
GFL Mining Services Limited (South Africa)
GFI Mining South Africa (Pty) Ltd (South Africa)
Beatrix Operation
Driefontein Operation
Kloof Operation
GFI Joint Venture Holdings (Pty) Ltd (Formerly Barrick Gold South Africa (Pty Ltd)
Gold Fields Operations Ltd (Formerly Western Areas Ltd)
other subsidiaries and investments
50%
50%
South Deed Operation
Gold Fields Orogen Holding (BVI) Limited (British Virgin Islands)
other subsidiaries and investments
Gold Fields Corona (BVI) Limited (British Virgin Islands)
various exploration subsidiaries
Gold Fields Exploration B.V. (Netherlands)
80.7% Economic interest
other subsidiaries and investments
Gold Fields Finland O.Y. (Finland)
Gold Fields LA Cima S.A. (Peru)
Gold Fields Arctic Platinum O.Y (Finland)
Cerro Corona Project
Arctic Platinum Project
Gold Fields Australasia Limited (British Virgin Islands)
Gold Fields Australia Pty Ltd (Australia)
other subsidiaries and investments
St. Ives Gold Mining Company Pty Limited (Australia)
Agnew Gold Mining Company Pty Limited (Australia)
St. Ives Operation
Agnew Operation
Gold Fields Holdings Company (BVI) Limited (British Virgin Islands)
other subsidiaries and investments
Gold Fields Netherlands Services B.V.
other subsidiaries and investments
Gold Fields Ghana Holdings (BVI) Limited (British Virgin Islands)
71.1%
71.1%
Gold Fields Ghana Limited (Ghana)
Abosso Goldfields Limited (Ghana)
Tarkwa Operation
Damang Operation

(1)	Unless otherwise stated, all subsidiaries are, directly or indirectly, wholly-owned by Gold Fields Limited.

Constitution of the Board

The Articles of Association of Gold Fields provide that the Board must consist of no less than four and no more than 15 directors at any time. The Board currently consists of 1 executive director and 12 non-executive directors, the majority of whom are independent.

Executive Directors

Nicholas J. Holland BComm, BAcc, Witwatersrand; CA (SA). Executive Director and Chief Executive Officer. Mr. Holland has been an Executive Director of Gold Fields since April 14, 1998 and became Chief Executive Officer on May 1, 2008. He served as Executive Director of Finance from April 1998. On April 15, 2002, his title changed to Chief Financial Officer. Mr. Holland has 28 years’ experience in financial management. Prior to joining Gold Fields he was Financial Director and Senior Manager of Corporate Finance of Gencor Limited.

Non-executive Directors

•	Alan J. Wright CA (SA). Chairman of the Board of Directors.

•	Kofi Ansah

•	Cheryl A. Carolus

•	Roberto Dañino

•	Alan R. Hill

•	John G. Hopwood

•	Richard P. Menell

•	David N. Murray

•	Donald M.J. Ncube

•	Rupert L. Pennant-Rea

•	Chris I. von Christierson

•	Gayle M. Wilson

Executive Officers

•	Nicholas J. Holland (Chairman)

•	Glenn R. Baldwin

•	Italia Boninelli

•	James W. D. Dowsley

•	Michael D. Fleischer

•	Jan W. Jacobsz

•	Juan L. Kruger

•	Tommy D. McKeith

•	Vishnu P. Pillay

•	Paul A. Schmidt

•	Peter L. Turner

•	Ben Zikmundovsky

•	Cain Farrel (Company Secretary)

Board of Directors’ Committees

In order to ensure good corporate governance, the Board has formed an Audit Committee, a Remuneration Committee, a Nominating and Governance Committee and a Safety, Health and Sustainable Development Committee. All the committees are comprised exclusively of non-executive Directors. All committees are chaired by an independent non-executive director.

Membership of the Audit Committee is as follows:

•	John G. Hopwood (chairman)

•	Richard P. Menell

•	Donald M.J. Ncube

•	Rupert L. Pennant-Rea

•	Gayle M. Wilson

Membership of the Remuneration Committee is as follows:

•	Chris I. von Christierson (chairman)

•	John G. Hopwood

•	Donald M. J. Ncube

•	Gayle M. Wilson

•	Alan J. Wright

Membership of the Safety, Health and Sustainable Development Committee is as follows:

•	David N. Murray (chairman)

•	Kofi Ansah

•	Cheryl A. Carolus

•	Richard P. Menell

•	Alan J. Wright

Membership of the Nominating and Governance Committee is as follows:

•	Alan J. Wright (chairman)

•	Kofi Ansah

•	Roberto Dañino

•	Rupert L. Pennant-Rea

•	Chris von Christierson

Membership of the Capital Projects Control and Review Committee is as follows:

•	Richard P. Menell (Chairman)

•	Alan R. Hill

•	David N. Murray

•	Chris I. von Christierson

•	Gayle M. Wilson

Company Secretary

Cain Farrel (58), FCIS, MBA, Southern Cross University, Australia. Mr. Farrel was appointed Company Secretary on May 1, 2003. Mr. Farrel is past President and a Director of the Southern African Institute of Chartered Secretaries and Administrators. Previously, Mr. Farrel served as Senior Divisional Secretary of AngloAmerican Corporation of South Africa.

THE GUARANTEE

GUARANTEE

BY

THE GUARANTORS

IN FAVOUR OF

THE NOTEHOLDERS IN TERMS OF THE ZAR10,000,000,000 GOLD FIELDS LIMITED DOMESTIC MEDIUM TERM NOTE PROGRAMME

1.	Interpretation

The terms defined in the pro forma terms and conditions of the Notes to be issued by Gold Fields Limited, in terms of the ZAR10,000,000,000 Gold Fields Limited Domestic Medium Term Note Programme, as set out in the Programme Memorandum of Gold Fields Limited dated 6 October 2009 (as revised, supplemented, amended, updated or replaced from time to time) shall, except where the context otherwise requires and save where otherwise defined or provided for in this Guarantee, have the same meanings in this Guarantee and shall form part of this Guarantee.

2.	Stipulation

2.1	With effect from the date of signature of this Guarantee, this Guarantee constitutes a stipulation in favour of each of the Noteholders and shall be deemed to have been accepted by each of them and to constitute a binding agreement with each of them (notwithstanding that the Noteholders shall not have executed this document) upon the issue or transfer of the Notes to such Noteholders, as the case may be.

2.2	On the date of signature of this Guarantee, the Guarantors shall deliver the original signed Guarantee to Absa Capital, a division of Absa Bank Limited, which has, in accordance with the undertaking annexed to this Guarantee as Schedule 1, undertaken to hold such original Guarantee on behalf of the Noteholders and to make certified copies of this Guarantee available to the Noteholders upon written request by the Noteholders, in accordance with such undertaking.

3.	Guarantee

3.1	Each Guarantor, jointly and severally, irrevocably and unconditionally:

3.1.1	guarantees to each Noteholder the punctual performance by the Issuer of all its payment obligations under the Notes in accordance with the Terms and Conditions; and

3.1.2	undertakes with each Noteholder that, whenever the Issuer does not pay any amount when due under or in connection with any Note in accordance with the Terms and Conditions, that Guarantor shall immediately on demand by the relevant Noteholder pay that amount as if it were the principal obligor in respect of that amount.

3.2	Each Guarantor’s obligations in respect of the Notes constitute direct, unconditional, unsecured and unsubordinated obligations of that Guarantor and will rank pari passu among themselves and (subject to any obligations mandatorily preferred by law applying to companies generally in the jurisdiction of its incorporation) at least equally with all other unsecured, unsubordinated obligations of that Guarantor, if any, from time to time outstanding.

4.	Continuing guarantee

This Guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Issuer under the Notes in accordance with the Terms and Conditions, regardless of any intermediate payment or discharge in whole or in part.

5.	Reinstatement

If any payment by the Issuer or any discharge given by the Noteholders (whether in respect of the obligations of the Issuer or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

5.1	the liability of each Guarantor under this Guarantee will continue as if that payment discharge, avoidance or reduction had not occurred; and

5.2	the Noteholders will be entitled to recover the value or amount of that security or payment from each Guarantor as if that payment, discharge, avoidance or reduction had not occurred,

6.	Waiver of defences

The obligations of each Guarantor under this Guarantee will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Guarantee (whether or not known to it or any Noteholder), including:

6.1	any time, waiver or consent granted to, or composition with, the Issuer or other person;

6.2	the release of any person under the terms of any composition or arrangement with any creditor of the Group;

6.3	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

6.4	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

6.5	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Issuer or other person;

6.6	any amendment (however fundamental and whether or not more onerous) of the Terms and Conditions or any other document or security;

6.7	any unenforceability, illegality or invalidity of any obligation of any person under the Notes or any other document or security; and/or

6.8	any insolvency or similar proceedings.

7.	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Noteholder (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Guarantor under this Guarantee. This waiver applies irrespective of any law or any provision of the Terms and Conditions to the contrary.

8.	Appropriations

Until all amounts which may be or become payable by the Issuer under or in connection with the Notes have been irrevocably paid in full, each Noteholder (or any trustee or agent on its behalf) may :

8.1	refrain from applying or enforcing any other moneys, security or rights held or received by that Noteholder (or any trustee or agent on its behalf) in respect of those amounts; or

8.2	apply and enforce any of those moneys, security or rights in such manner and order as it sees fit (whether against amounts payable under the Notes or otherwise); and

8.3	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor’s liability under this Guarantee.

9.	Deferral of rights

Unless all amounts which may be or become payable by the Issuer under or in connection with the Notes have been irrevocably paid in full, or the relevant Noteholder otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under this Guarantee:

9.1	to be indemnified by the Issuer;

9.2	to be subrogated to any rights, security or moneys held, received or receivable by any Noteholder (or any trustee or agent on its behalf); or

9.3	to claim any contribution from any other Guarantor.

10.	Additional rights

This Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Noteholder.

11.	Negative Pledge

After the date of the Programme Memorandum and for so long as any of the Notes remain Outstanding, no Guarantor will create or permit to subsist any Encumbrance, other than Permitted Encumbrances over any of its assets, present or future, to secure any present or future Indebtedness of the Issuer, the Guarantor or other Material Group Company unless, at the same time, or prior thereto, all the Guarantors’ obligations under this Guarantee, either:

11.1	are secured equally and rateably therewith and any such instrument shall expressly provide therefor; or

11.2	have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by an Extraordinary Resolution of the Noteholders.

12.	Amendment

No amendment to this Guarantee may be effected unless in writing and signed by or on behalf of all the Guarantors and approved by an Extraordinary Resolution of the Noteholders.

13.	Addresses and notices

13.1	For the purposes of this Guarantee all notices to Noteholders shall be given in the manner contemplated in Condition 17 of the Terms and Conditions and the provisions of Condition 17 shall apply mutatis mutandis to the giving of such notice.

13.2	Each Guarantor chooses the address to which notices may be given and at which documents in legal proceedings may be served (their domicilia citandi et executandi) in connection with this Guarantee, that identified with its name in the execution pages to this Guarantee.

13.3	Any Guarantor may change its address chosen for the purposes of this clause to another address in the Republic of South Africa by giving 5 Business Days’ notice to the Noteholders.

13.4	Any notice given to a Guarantor in connection with this Guarantee must be:

13.4.1	delivered in person; or

13.4.2	sent by prepaid registered post or by fax;

13.4.3	to the address chosen by that Guarantor.

13.5	This clause will not operate so as to invalidate the giving or receipt of any notice which is actually received by the addressee other than by a method referred to above.

14.	Governing Law

This Guarantee is governed by the laws of the Republic of South Africa.

15.	Cessation of a Guarantor

With effect from the date that a Guarantor ceases to be a Material Subsidiary of the Issuer, such Guarantor shall automatically cease to be a Guarantor under this Guarantee, provided that no amount is then due under the Guarantee. Such termination shall not affect any accrued rights and/or obligations of the Guarantor at the date of such termination.

16.	Jurisdiction

The parties consent to the non-exclusive jurisdiction of the South Gauteng High Court, Johannesburg, to settle any dispute in connection with this Guarantee.

SIGNATURE PAGE

For and on behalf of:

GFI MINING SOUTH AFRICA (PROPRIETARY) LIMITED

Name:	Name:
Date:	Date:
Address:	Address:
Fax:	Fax:
Contact person:	Contact person:

For and on behalf of:

GOLD FIELDS OPERATIONS LIMITED

Name:	Name:
Date:	Date:
Address:	Address:
Fax:	Fax:
Contact person:	Contact person:

For and on behalf of:

GOLD FIELDS OROGEN HOLDING (BVI) LIMITED

Name:	Name:
Date:	Date:
Address:	Address:
Fax:	Fax:
Contact person:	Contact person:

For and on behalf of:

GOLD FIELDS HOLDINGS COMPANY (BVI) LIMITED

Name:	Name:
Date:	Date:
Address:	Address:
Fax:	Fax:
Contact person:	Contact person:

SCHEDULE 1 TO THE GUARANTEE

The Noteholders in terms of the ZAR10,000,000,000

Gold Fields Limited Domestic Medium Term Note Programme

c/o [insert]

Dear Sirs

Guarantee issued by the Guarantors in terms of the ZAR10 000 000 000 Gold Fields Limited Domestic Medium Term Note Programme (the “Programme”), in favour of the Noteholders in terms of such Programme (the “Guarantee”)

We refer to the Guarantee. Capitalised terms not specifically defined in this undertaking shall have the meaning assigned to such terms in the Guarantee.

We hereby undertake in favour of each of the Noteholders to receive and hold in custody the original signed Guarantee to be delivered to us by the Guarantors on the date of signature of the Guarantee. This undertaking shall not imply any relationship of trust, duty of care or fiduciary obligation on our part to take any action in relation to the Guarantee.

We undertake, upon the written request by any Noteholder and at the cost of such Noteholder, to make available to the Noteholder, a certified copy of the Guarantee within 5 Business Days of receipt of such written request.

Upon the termination of the Guarantee in accordance with its terms and conditions, we shall deliver the original Guarantee to Gold Fields Limited.

This undertaking constitutes an irrevocable stipulation in favour of the Noteholders and shall be deemed to have been accepted by them, mutatis mutandis, in the manner envisaged in clause 3 of the Guarantee.

Yours faithfully

For Absa Capital, a division of Absa Bank Limited

in its capacity as the Arranger in terms of the Programme

For Absa Capital, a division of Absa Bank Limited

in its capacity as the Arranger in terms of the Programme

SETTLEMENT, CLEARING AND TRANSFER OF NOTES LISTED ON THE JSE

Words used in this section headed “Settlement, Clearing and Transfers” shall bear the same meanings as used in the Terms and Conditions, except to the extent that they are separately defined in this section or this is clearly inappropriate from the context.

Global Certificates

Each Tranch of Notes issued in registered form (“Registered Notes”) and listed on the JSE Limited, a licensed financial exchange in terms of the Securities Services Act, 2004 (the “JSE”) will initially be issued in the form of a single Global Certificate (the “Global Certificate”) which will be lodged and immobilised in Strate Limited, a company registered as a central securities depository in terms of the Securities Services Act, 2004 (“Securities Services Act”), or its nominee (the “Central Depository”), which forms part of the settlement system of the JSE. The Central Depository’s nominee will be the sole Noteholder in respect of each Tranche of Notes evidenced by a Global Certificate. The Notes may also be issued as Uncertificated Notes in terms of Section 37 of the Securities Services Act.

The Central Depository holds Notes subject to the Securities Services Act and the Rules of the Central Depository. The Rules of the Central Depository as at the date of this Programme Memorandum are as published by the Registrar of Financial Markets in Government Gazette No. 27758 of 8 July 2005.

While the Notes are held in the Central Depository under the Global Certificate, or as Uncertificated Notes, the Central Depository’s nominee will be reflected as the Noteholder in the register maintained by the Transfer Agent (the “Register”). Accordingly, in terms of the Terms and Conditions of the Notes, all amounts to be paid and all rights to be exercised in respect of the Notes held in the Central Depository, will be paid to and may be exercised only by the Central Depository, for the holders of beneficial interests in the Notes held by the Central Depository (“Beneficial Interests”).

The Central Depository maintains accounts only for the members of the Central Depository (“Participants”). As at the date of this Programme Memorandum, the Participants which are approved by the JSE as settlement agents to perform electronic settlement of funds and scrip are ABSA Bank Limited, FirstRand Bank Limited, Nedbank Limited, The Standard Bank of South Africa Limited and the South African Reserve Bank (“Settlement Agents”). The Participants are in turn required to maintain securities accounts for their clients. The clients of the Participants may include the holders of Beneficial Interests in the Notes or their custodians. The clients of Participants, as the holders of the Beneficial Interests in the Notes or as custodians for such holders, may exercise their rights in respect of the Notes held by them in the Central Depository only through the Participants. Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme, (Clearstream Luxembourg) (“Clearstream”) may hold Notes through the Settlement Agents.

Transfers of Beneficial Interests in Notes in the Central Depository to and from clients of Participants, who are also Settlement Agents, occur by electronic book entry in the securities accounts of the clients with the Settlement Agents. Transfers among Participants of Notes held in the Central Depository occur through electronic book entry in the Participant’s central security accounts with the Central Depository.

Beneficial Interests in Notes may be exchanged for Notes in definitive registered form.

Payments of interest or principal in respect of Notes represented by a Global Certificate or Uncertificated Notes will be made in accordance with Condition 8 of the Terms and Conditions to the Central Depository’s nominee as shown in the Register and the relevant Issuer will be discharged by proper payment to, or to the order of, the registered holder of the Global Certificate or Uncertificated Note in respect of each amount so paid. Each of the persons shown in the records of the Central Depository and the Participants as the holders of Beneficial Interests, as the case may be, shall look solely to the Central Depository or the relevant Participant, as the case may be, for such person’s share of such payment so made by the relevant Issuer to, or to the order of, the registered holder of such Global Certificate or Uncertificated Notes.

The Issuer will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Beneficial Interests, or for maintaining, supervising or reviewing any records relating to such Beneficial Interests.

SUBSCRIPTION AND SALE

Words used in this section headed “Subscription and Sale” shall bear the same meanings as defined in the Terms and Conditions, unless they are defined in this section or this is clearly inappropriate from the context.

The Notes will be distributed by one or more of the Dealer(s) and/or any person appointed as dealer by the Issuer in terms of the Programme Agreement dated 6 October 2009 relating to the Programme and as may be supplemented and/or amended and/or restated from time to time (the “Programme Agreement”). Such persons are referred to in this section titled “Subscription and Sale” as “Dealers”.

1	REPUBLIC OF SOUTH AFRICA

The Issuer, each Guarantor and each Dealer have represented and agreed that they will not solicit any offers for subscription for the Notes in contravention of any applicable law and/or any regulation of the Republic of South Africa.

2	UNITED STATES OF AMERICA

The Notes have not been and will not be registered under the U.S. Securities Act of 1933 (the “Securities Act”) and the Notes may not be offered or sold within the United States except pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act. Each Dealer represents that it has not offered or sold, and agrees that it will not offer or sell, any Notes constituting part of its allotment in the United States except in accordance with Rule 903 of Regulation S under the Securities Act (“Regulation S”). Accordingly, neither the Issuer, each Dealer, their affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Notes. Terms used in this paragraph have the meaning given to them by Regulation S.

3	UNITED KINGDOM

In relation to the Notes, each Dealer subscribing for or purchasing such Notes has represented, warranted and agreed that:

(a)	Notes with maturities of less than one year: in relation to any Notes which have a maturity of less than one year, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(b)	Financial promotion: it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

(c)	General compliance: it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

4	EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Dealer has represented,

warranted and agreed, and each further Dealer appointed under the Programme will be required to represent, warrant and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this Programme Memorandum as completed by the Applicable Pricing Supplement in relation thereto to the public in that Relevant Member State, except that it may, with effect from and including that Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State:

(a)	at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	at any time to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than EUR43,000,000; and (iii) an annual turnover of more than EUR50,000,000, all as shown in its last annual or consolidated accounts;

(c)	at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Relevant Dealer or Dealers nominated by the relevant Issuer for any such offer; or

(d)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes referred to in (a) to (d) above shall require the Issuer or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

5	GENERAL

Each Dealer has agreed and each further Dealer appointed under the Programme will be required to agree that it will not, directly or indirectly, purchase, offer, sell or deliver any Notes or distribute or publish any offering circular, information memorandum, prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all purchases, offers, sales and deliveries of Notes by it will be made on the same terms.

Without prejudice to the generality of the above paragraph, each Dealer has agreed and each further Dealer appointed under the Programme will be required to agree that it will obtain any consent, approval or permission which is, to the best of its knowledge and belief, required for the offer, purchase, sale or delivery by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers, purchases, sales or deliveries and it will, to the best of its knowledge and belief, comply with all such laws and regulations.

With regard to each Tranche, the relevant Dealer(s) will be required to comply with such other additional restrictions as shall be set out in the Applicable Pricing Supplement.

SOUTH AFRICAN TAXATION

The comments below are intended as a general guide to the current position under the laws of the Republic of South Africa (“South Africa”). The contents of this section headed “South African Taxation” do not constitute tax advice and persons who are in any doubt as to their tax position should consult their professional advisers.

Words used in this section shall have the same meanings as defined in the Terms and Conditions, unless they are defined in this section or this is clearly inappropriate from the context.

For purposes of this section, a “Resident” means a person who or which is a “resident” as defined in section 1 of the Income Tax Act, 1962, as amended (the “Income Tax Act”) and “Taxes” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by, or on behalf of South Africa, whether in terms of the Income Tax Act or in terms of any other legislation.

STAMP DUTY ON CREATION AND TRANSFER OF NOTES

In terms of the Securities Transfer Tax Act, 2007, no securities transfer tax is payable on the issue or on the transfer of the Notes on the basis that the Notes will not comprise a “security” as defined in section 1 of the Securities Transfer Tax Act, 2007.

INCOME TAX

In South Africa, tax is imposed on Residents in respect of their worldwide income, irrespective of where the income is earned. Non-Residents are taxed in South Africa on income from a South African source and on capital gains from the disposal of immovable property in South Africa or assets attributable to permanent establishments in South Africa.

The amount of interest to be included in income, the position of non-residents and the capital gains tax consequences are considered below.

Interest

Any interest in respect of the Notes will be liable to South African income tax if such interest is received by or accrues to any person who is a Resident.

In the case of a natural person, South African tax residence is determined by being ordinarily resident in South Africa or meeting the physical presence test. A natural person who was not at any time during the year of assessment in question ordinarily resident in South Africa (in other words, did not regard South Africa as his/her permanent home or fixed place of residence) may nonetheless, in the absence of a double taxation agreement between South Africa and the foreign jurisdiction in question, be a Resident for tax purposes if his/her physical presence in South Africa meets the physical presence test. If such person was physically present in South Africa for more than 91 days in the current tax year and in each of the preceding 5 tax years, and for a period exceeding 915 days in aggregate during the 5 preceding tax years, he/she is deemed to be a resident, from the first day of the tax year in which all the requirements are met.

A person (other than a natural person) is a Resident if it is incorporated, established or formed in South Africa or has its place of effective management in South Africa.

A person who is deemed to be exclusively a resident of another country for purposes of the application of any double tax agreement between South Africa and that country will not be treated as a South African Resident.

With respect to a Controlled Foreign Company (as defined in section 1 of the Income Tax Act), a proportionate amount of the net income of the Controlled Foreign Company will also be included in the income of such Resident subject to certain exclusions. A company is a Controlled Foreign Company if it is a foreign company (i.e. non resident) and more than 50% (fifty per cent) of the total participation rights in the foreign company are held, or more than 50% (fifty per cent) of the voting rights in that foreign company are directly or indirectly exercisable, by one or more Residents, subject to certain provisions.

Treatment of discount or premium on original issue of Notes

Any discount or premium to the nominal value at which a Note is issued or acquired is treated as part of the interest on the Note for tax purposes. The Noteholder will be deemed to have accrued such interest, on a day-to-day basis until the Noteholder disposes of the Note or until maturity of the Note, whichever occurs first. The day-to-day basis is determined by calculating the yield to maturity and applying it to the capital balance involved for the relevant tax period, unless an election has been made to treat the Note on another basis.

Gains and losses on redemption or transfer of the Notes

If the Note is transferred or redeemed prior to the Note reaching its maturity date, any adjusted gain or loss arising on transfer or redemption will be included in, or deducted from, the income of a Noteholder who holds the Note for trading purposes. However, a Noteholder who holds the Note as a fixed or capital investment will not have the adjusted gain or loss included in his or her income for tax purposes, but will rather be taxed in terms of the capital gains tax rules (see below).

Exemption for certain non-Residents

Any person who is not a Resident will generally be exempt from any taxes on any interest income received or accrued in respect of the Notes unless that person:

(a)	has during the relevant year of assessment carried on business in South Africa through a permanent establishment; or

(b)	is a natural person who was physically present in South Africa for a period or periods exceeding 183 days in aggregate during the year of assessment in question.

Should the non-resident be subject to tax on interest in South Africa and the South African government has entered into a double tax treaty with that non-resident’s country of residence, the resultant tax liability would be determined with reference to the provisions of the double tax agreement.

CAPITAL GAINS TAX

The disposal of a capital asset is defined in the Eighth Schedule to the Income Tax Act and includes the sale, transfer of ownership, redemption, cancellation, or surrender of the Note. Capital gains and losses of residents on the disposal of Notes (held as a capital asset) are subject to Capital Gains Tax.

Any discount or premium on acquisition of the Note that has already been treated as interest will have been taxed, or allowed for as a deduction, for income tax purposes. It will therefore not be taken into account when determining any capital gain or loss arising on disposal of the Note.

Capital Gains Tax does not apply to assets such as Notes disposed of by a person that is not a Resident, unless the Note disposed of constitutes the asset of a permanent establishment of that person, through which a trade is carried on in South Africa during the relevant year of assessment.

GENERAL INFORMATION

Authorisation

All consents, approvals, authorisations or other orders of all regulatory authorities required by the Issuer and the Guarantors under the laws of the Republic of South Africa have been given for (A) the establishment of the Programme, the issue of Notes and for the Issuer to undertake and perform its obligations under the Programme Agreement and the Notes and (B) for the issue of the Guarantee by the Guarantors.

Listing

The Programme has been approved by the JSE. Notes to be issued under the Programme will be listed on the bond market of the JSE or its successor or such other or further exchange(s) as may be agreed between the Issuer and the Relevant Dealer(s). Unlisted Notes may be issued under the Programme.

Documents Available

So long as Notes are capable of being issued under the Programme, copies of the following documents will, when published, be available for inspection during normal office hours at the registered office of the Issuer as set out at the end of this Programme Memorandum:

(a)	all amendments and supplements to this Programme Memorandum prepared by the Issuer from time to time in accordance with the terms of the Programme Agreement;

(b)	in respect of any issue of Notes under the Programme, the audited annual financial statements, and the notes thereto, of the Issuer for its three financial years prior to the date of such issue and the most recent quarterly audited financial statements, and the notes thereto, of the Issuer;

(c)	the annual Mineral Resource and Ore Reserve Statement of the Issuer, prepared as a stand alone document or as incorporated in the Issuer’s annual report to shareholders as per the listing requirements of the JSE, as the case may be;

(d)	Item 3 (which sets out key information in relation to the Issuer) and Item 4 (which sets out general information in relation to the Issuer) of the Form 20-F filed by the Issuer with the United States Securities and Exchange Commission, pursuant to the United States Securities Exchange Act of 1934, as amended;

(e)	the Guarantee issued by the Guarantors in favour of the Noteholders;

(f)	the Programme Agreement, the Agency Agreement and the Operations and Procedures Memorandum, as each such document may be amended from time to time in accordance with its respective terms; and

(g)	the Applicable Pricing Supplement relating to any Tranche of Notes issued under the Programme.

Clearing Systems

The Notes have been accepted for clearance through the Central Depository, which forms part of the the JSE clearing system that is managed by Strate Limited and may be accepted for clearance through any additional clearing system as may be agreed between the JSE, the Issuer and the Relevant Dealer(s).

Settlement Agents

As at the date of this Programme Memorandum, the the JSE -recognised Settlement Agents are Absa Bank Limited, FirstRand Bank Limited, Nedbank Limited, The Standard Bank of South Africa Limited and the South African Reserve Bank.

Settlement, Transfer and Clearing

Notes will be issued, cleared and transferred in accordance with the procedures and rules set out by the JSE and the Central Depository. Notes will be settled through the JSE -recognised Settlement Agents who will comply with the electronic settlement procedures. The Central Depository’s nominee will be the registered holder of a Global Certificate and will maintain securities accounts for the Participants who, in turn, will maintain securities accounts for investors in the Notes.

The Participants will be responsible for the settlement of scrip and payment transfers through the Central Depository and the South African Reserve Bank. Individual Certificates will only be issued to Noteholders in terms of the procedures set out in Condition 11. Transfer of Notes shall be undertaken in accordance with the rules of the Central Depository as well as the Terms and Conditions, save for the transfer of Individual Certificates which shall take place in accordance with the procedures set out in Condition 13. The Central Depository, its nominee, and any individual Noteholder of Individual Certificate(s) shall be the registered holders of Notes.

The Participants and the Transfer Agent shall not be required to recognise any notice of any trust nor recognise the right of any other person other than the beneficial holder of Notes.

No transfer of Notes will be made in the Register unless the prescribed transfer form and the Individual Certificate (if any) has been properly lodged with the Transfer Agent.

Litigation

Save as disclosed herein, none of the Material Group Companies are or have been involved in any legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Issuer is aware) which may have or have had a material adverse effect on the financial position of the Issuer.

Non-South African Resident Noteholders and Emigrants from the Common Monetary Area

The information below is not intended as advice and it does not purport to describe all of the considerations that may be relevant to a prospective purchaser of Notes. Prospective purchasers of Notes that are non-South African residents or emigrants from the Common Monetary Area are urged to seek further professional advice in regard to the purchase of Notes under the Programme, and, to the extent necessary, obtain Exchange Control Approval for the subscription or purchase of Notes.

Blocked Rand may be used for the purchase of Notes. Any amounts payable by the Issuer in respect of the Notes purchased with Blocked Rand may not, in terms of the Exchange Control Regulations, be remitted out of South Africa or paid into any non-South African bank account. For the purposes of this clause, Blocked Rand is defined as funds which may not be remitted out of South Africa or paid into a non-South African resident’s bank account.

Emigrants from the Common Monetary Area

Any Individual Certificates issued to emigrant Noteholders, or where the emigrant holds Notes through the Central Depository, the securities accounts maintained for such emigrants by the Settlement Agents, will be restrictively endorsed and shall be deposited with an authorised foreign exchange dealer controlling such emigrant’s blocked assets.

Any payments of interest or principal due to an emigrant Noteholder will be deposited into such emigrant’s Blocked Rand account, as maintained by an authorised foreign exchange dealer.

Non-residents of the Common Monetary Area

Any Individual Certificates issued to Noteholders who are not resident in the Common Monetary Area will be endorsed “non-resident”. In the event that Notes are held by a non-resident of the Common Monetary Area through the Central Depository and its relevant Settlement Agents, the securities account of such Noteholder will be designated as a “non-resident” account.

For the purposes of these paragraphs, the Common Monetary Area includes the Republic of South Africa, the Republic of Namibia and the Kingdoms of Lesotho and Swaziland.

ISSUER

Gold Fields Limited

150 Helen Road

Sandown

Sandton,

2196.

Contact: Mr Nick Holland

ARRANGER, DEALER AND SPONSOR

Absa Capital, a division of Absa Bank Limited

15 Alice Lane

Sandton

2196

Contact: Mr J Els

LEGAL ADVISERS TO THE ARRANGER AND DEALERS	LEGAL ADVISERS TO THE ISSUER AND THE GUARANTORS

Cliffe Dekker Inc. 1 Protea Place Sandown, 2196 South Africa Contact: Mr J Coetzer	Webber Wentzel 10 Fricker Road Illovo Boulevard Johannesburg, 2196 Contact: Ms K Couzyn

AUDITORS TO THE ISSUER

PricewaterhouseCoopers Inc

2 Eglin Road

Sunninghill, 2157

South Africa

Contact Mr PC Hough

TRANSFER AGENT/PAYING AGENT/CALCULATION AGENT

Absa Capital, a division of Absa Bank Limited

15 Alice Lane

Sandton

2196

Contact: Mr W Green